Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MEDLINE INC.

The present name of the corporation is Medline Inc. (the “Corporation”). The Corporation was incorporated under the name “Medline Inc.” by the filing of its original certificate of incorporation (the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware on November 6, 2024. This Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Restated Certificate of Incorporation”), which amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Original Certificate of Incorporation of the Corporation is hereby amended, restated and integrated to read in its entirety as follows:

ARTICLE I

Section 1.1. Name. The name of the Corporation is Medline Inc. (the “Corporation”).

ARTICLE II

Section 2.1. Address. The registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808, New Castle County; and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”).

ARTICLE IV

Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 105,000,000,000 shares, divided into three classes as follows: (i) 5,000,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), (ii) 50,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and (iii) 50,000,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote of the stockholders entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is expressly required pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

Section 4.2. Preferred Stock.

(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the authorized but unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designations relating to such series of Preferred Stock).

Section 4.3. Common Stock.

(A) Voting Rights.

(1) Except as otherwise provided in this Restated Certificate of Incorporation or applicable law, each holder of record of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class A Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock). Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

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(2) Except as otherwise provided in this Restated Certificate of Incorporation or applicable law, each holder of record of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class B Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, that, upon the occurrence of any split or combination of the Common Units (as defined in the exchange agreement, dated as of or about the date hereof among, inter alios, the Corporation, Medline Holdings, LP and the other parties thereto, as amended from time to time (the “Exchange Agreement”)) the issued shares of Class B Common Stock shall be automatically split or combined into a greater or lesser number of shares of Class B Common Stock at the same ratio as such split or combination of the Common Units; provided, further, that, if at any time the ratio at which Common Units are exchangeable for shares of Class A Common Stock changes from one-to-one pursuant to the terms of the Exchange Agreement (other than as a result of a split or combination for which an adjustment has been made pursuant to the immediately preceding proviso), the number of votes to which each holder of record of Class B Common Stock is entitled to cast on any matter shall be automatically adjusted accordingly. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(3) Except as otherwise provided in this Restated Certificate of Incorporation or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders generally.

(4) Notwithstanding anything herein to the contrary, at any meeting of stockholders or in any consent of stockholders in lieu of a meeting, the Voting Cap Holders (as defined below) shall not be entitled to cast votes, or provide consent, with respect to any shares of capital stock of the Corporation owned thereby representing, in the aggregate, more than 20% (calculated as if any options to acquire shares of Class A Common Stock or Class B Common Stock held by the Voting Cap Holders were exercised) of the total number of votes entitled to be cast (or as to which consents may be delivered) by the holders of all shares of capital stock of the Corporation outstanding and entitled to vote (or provide consent) in respect of any matter after giving effect to the following sentence (the “Voting Cap”). Any shares of capital stock of the Corporation owned by such Voting Cap Holders representing votes or consents in excess of the Voting Cap shall not have any voting power on any such matter

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(and, accordingly, shall be deemed not to be outstanding for purposes of determining a quorum or for purposes of determining the shares entitled to vote at any such meeting or to provide consent in lieu of a meeting of stockholders), with the application of the loss of voting power allocated among the Voting Cap Holders pro rata in accordance with the shares of capital stock of the Corporation owned thereby. “Voting Cap Holder” means (a)(i) Mozart HoldCo, Inc., (ii) AJM 2018 Generations Trust, (iii) Baker Family Endowment Trust, (iv) Barnett Generations Trust, (v) Charles N. Mills Gift Trust or (vi) Trust K under the WDA 2018 Trust Agreement; (b) any person related within the meaning of Section 197(f)(9) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to any person listed in clause (a); or (c) each transferee, assign or successor of a person listed in clause (a) unless such transferee, assign or successor represents to the Corporation, in a form reasonably satisfactory to the Corporation, that such person is not related to any person listed in clause (a) within the meaning of Section 197(f)(9) of the Code.

(5) Notwithstanding anything herein to the contrary, with respect to any amendment to this Restated Certificate of Incorporation that solely amends Annex A hereto:

i. to reflect the amendment and/or restatement of one or more Director Nomination Agreements effected in accordance with the terms of such Director Nomination Agreements, the holders of Common Stock whose consent or approval is required to effect such amendments or restatements to the applicable Director Nomination Agreements pursuant to the terms of such Director Nomination Agreements shall be the sole and exclusive holders of Common Stock, as such, entitled to vote on such amendment to this Restated Certificate of Incorporation and all other holders of Common Stock, as such, shall have no voting power on such amendment to this Restated Certificate of Incorporation; and

ii. to add any additional Director Nomination Agreement that may be entered into between the Corporation and one or more holders of shares of Common Stock from time to time, the holders of Common Stock party to such additional Director Nomination Agreement added to Annex A hereto pursuant to such amendment to this Restated Certificate of Incorporation shall be the sole and exclusive holders of Common Stock, as such, entitled to vote on such amendment to this Restated Certificate of Incorporation and all other holders of Common Stock, as such, shall have no voting power on such amendment to this Restated Certificate of Incorporation.

(B) Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock of the Corporation, such dividends and other distributions may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine. Dividends and

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other distributions shall not be declared or paid on the Class B Common Stock other than dividends payable in the form of additional shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares) corresponding to an analogous dividend payable in shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares) to the holders of Class A Common Stock.

(C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(D) Transfer of Class B Common Stock.

(1) Upon any Exchange (as defined in the Exchange Agreement) of Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement, a number of shares of Class B Common Stock held by each such holder equal to the number of Common Units surrendered in such Exchange shall be automatically transferred to the Corporation for no consideration, and the shares of Class B Common Stock so transferred to the Corporation shall thereupon be automatically cancelled and retired.

(2) A holder of Class B Common Stock shall not transfer shares of Class B Common Stock to any transferee (other than the Corporation) unless such holder also simultaneously transfers an equal number of such holder’s Common Units (or interests in Mozart Management Aggregator LLC or any successor entity, which in the Corporation’s books and records relate indirectly to an equal number of Common Units) to such transferee in compliance with the Exchange Agreement and the Second Amended and Restated Limited Partnership Agreement of Medline Holdings, LP, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time (the “LP Agreement”), and only to the extent such transfer does not breach or violate, or cause any default under, the LP Agreement or the Exchange Agreement.

(3) Any purported transfer of shares of Class B Common Stock in violation of this Section 4.3(D) shall be null and void ab initio. If, notwithstanding the provisions of this Section 4.3(D), a Person (as defined in Section 9.1(E)) shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported holder (“Purported Holder”) of shares of Class B Common Stock in violation of this Section 4.3(D), then the Purported Holder shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Holder shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

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(4) Upon a determination by the Board that a Person (as defined in Section 9.1(E)) has attempted or may attempt to transfer or to acquire Restricted Shares in violation of this Section 4.3(D), the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(5) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.3(D) for determining whether any transfer or acquisition of shares of Class B Common Stock would violate Section 4.3(D) and for the orderly application, administration and implementation of the provisions of this Section 4.3(D). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(6) The Board shall have all powers necessary to implement the provisions of this Section 4.3(D), including without limitation the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

ARTICLE V

Section 5.1. Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation.

ARTICLE VI

Section 6.1. Board of Directors.

(A) Except as otherwise provided in this Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the applicable requirements of the Director Nomination Agreements, each dated on or about the date hereof (each in the form set forth on Annex A hereto, collectively, the “Director Nomination Agreements”), between the Corporation and each of parties thereto, the total number of directors constituting the Whole Board shall be determined from time to time exclusively by resolution adopted by the Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors (from time to time) whether or not there exist any vacancies in previously authorized directorships.

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(B) Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding and the rights granted pursuant to the Director Nomination Agreements, any newly-created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (other than directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more such series, as the case may be), although less than a quorum, by a sole remaining director or by the stockholders (or, in the case of any newly created directorship or vacancy in respect of a Designee (as defined in the applicable Director Nomination Agreement), by the Designated Stockholder (acting in its own capacity or by or through its Designated Stockholders Representative) entitled to fill such newly created directorship or vacancy); provided, however, that, subject to the rights granted to holders of one or more series of Preferred Stock then outstanding and the rights granted pursuant to the Director Nomination Agreements, at any time when the Designating Stockholders (as defined in the applicable Director Nomination Agreements) collectively beneficially own, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office (other than directors elected by the holders of any series of Preferred Stock, by voting separately as a series or together with one or more series, as the case may be), although less than a quorum, or by a sole remaining director (or, in the case of any newly created directorship or vacancy in respect of a Designee (as defined in the applicable Director Nomination Agreement), by the Designated Stockholder (acting in its own capacity or by or through its Designated Stockholders Representative) entitled to fill such newly created directorship or vacancy) (and otherwise not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting for the election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(C) Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class; provided, further, that, subject to the rights granted pursuant to the Director Nomination Agreements, at any time when the Designating Stockholders collectively beneficially own, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3)% of the voting power of the then outstanding shares of stock of the Corporation entitled

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to vote thereon, voting together as a single class. Notwithstanding anything to the contrary herein, for so long as a Designating Stockholder (acting by or through its Designating Stockholder Representative) is entitled to designate or cause the appointment of a Designee, (i) no such Designee shall be removed without, in addition to any vote required herein or by applicable law, the affirmative vote of the holders of a majority of the outstanding shares beneficially owned by such Designating Stockholder and (ii) any such Designee shall cease be qualified as, and shall cease to be, a director upon delivery by such Designating Stockholder (acting by or through its Designating Stockholder Representative) of a written instrument advising that such Designee shall cease to serve as the Designee of such Designating Stockholder.

(D) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof, and the total number of directors constituting the Whole Board shall be automatically adjusted accordingly.

(E) Directors of the Corporation need not be elected by written ballot unless the Bylaws shall so provide. Except as otherwise provided in this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or the Bylaws (as either may be amended and/or restated from time to time), directors of the Corporation shall be elected at each annual meeting of the stockholders and shall serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal.

ARTICLE VII

Section 7.1. Meetings of Stockholders. From and after the date on which the Designating Stockholders cease to collectively beneficially own, in the aggregate, at least 30% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting by such holders unless such action is recommended by all directors of the Corporation then in office; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken by consent in lieu of a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in

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accordance with applicable law. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chair of the Board or the Chief Executive Officer of the Corporation; provided, however, that at any time when the Designating Stockholders collectively beneficially own, in the aggregate, at least 30% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be called by or at the direction of the Board or the Chair of the Board at the request of a Designating Stockholder.

ARTICLE VIII

Section 8.1. Limited Liability of Directors and Officers. No director or officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article VIII shall eliminate or reduce the effect thereof in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such amendment or repeal. All references in this Section 8.1 to a director shall be deemed to refer to such other person or persons, if any, who pursuant to a provision of this Restated Certificate of Incorporation in accordance with Section 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred upon the Board by the DGCL.

ARTICLE IX

Section 9.1. Competition and Corporate Opportunities.

(A) In recognition and anticipation that (i) members of the Board who are not employees of the Corporation, Medline Holdings, LP or any their respective subsidiaries (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage and (ii) the Designating Stockholders and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors, the Designating Stockholders or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

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(B) To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates or Affiliated Entities, the Designating Stockholders or any of their respective Affiliates and the Corporation or any of its Affiliates, except as provided in Section 9.1(C) of this Article IX.

(C) Notwithstanding the foregoing provision of this Article IX, the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 9.1(B) of this Article IX shall not apply to any such corporate opportunity. In addition, notwithstanding anything to the contrary set forth herein, the provisions of this Section 9.1 shall not release any person who is or was an employee of the Corporation, Medline Holdings, LP or any of their respective subsidiaries from any obligations or duties that such person may have pursuant to any other agreement that such person may have with the Corporation, Medline Holdings, LP or any such subsidiary.

(D) In addition to and notwithstanding the foregoing provisions of this Article IX, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

(E) For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of any Designating Stockholder, a Person that, directly or indirectly, is controlled by any of the Designating Stockholders, controls any of the Designating Stockholders or is under common control with any of the Designating Stockholders and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (A) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (B) any Person that controls, is controlled by or under common control with a Person set forth in clause (A) whether directly or indirectly, and (C) any direct or indirect partner, stockholder, member, manager or other representative of any Person set forth in clauses (A) or (B); and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(F) For the purposes of this Article IX, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. A Person who

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is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing the restrictions on business combinations set forth in Article X of this Restated Certificate of Incorporation, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(G) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE X

Section 10.1. DGCL Section 203 and Business Combinations.

(A) The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(B) Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

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(C) For purposes of this Article X, references to:

(1) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

i. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article X is not applicable to the surviving entity;

ii. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

iii. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such

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subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c) through (e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

iv. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

v. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4) “control,” including the terms “controlling,” “controlled by” and “under common control with,” shall have the meaning set forth in Section 9.1(F).

(5) “Designating Stockholder Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Designating Stockholder or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(6) “Designating Stockholder Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Designating Stockholder Direct Transferee or any other Designating Stockholder Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(7) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but

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“interested stockholder” shall not include (a) any Designating Stockholder, any Designating Stockholder Direct Transferee, any Designating Stockholder Indirect Transferee or any of their respective Affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(8) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

i. beneficially owns such stock, directly or indirectly; or

ii. has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

iii. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(9) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(10) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

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(11) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

ARTICLE XI

Section 11.1. Severability. If any provision or provisions of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation.

Section 11.2. Director Nomination Agreements. Notwithstanding anything to the contrary herein, for so long as the Director Nomination Agreements are in effect, (a) the Designating Stockholders and each Designating Stockholder Representative (each as defined in the applicable Director Nomination Agreement) shall have and may exercise all such rights conferred upon them under the applicable Director Nomination Agreement, including the rights to nominate directors and appoint or cause the appointment of one or more directors to fill any vacancies or newly created directorships, (b) the total number of directors constituting the Whole Board shall not be less than the minimum number of directors that all Designating Stockholders (acting in their own capacity or by or through their respective Designating Stockholder Representatives) are entitled to and actually so designate thereunder, and (c) the total number of directors constituting the Whole Board in effect at any time shall be automatically increased to the extent required to give effect to the exercise of rights of a Designating Stockholder (acting in its own capacity or by or through its Designating Stockholder Representative) under Article II of the Director Nomination Agreements to designate for nomination, appoint or cause the appointment of a director. From and after the time that a Designating Stockholder shall cease to be entitled to designate or cause the appointment of a Designee pursuant to its Director Nomination Agreement, this Restated Certificate of Incorporation shall be deemed to be automatically amended to eliminate such Director Nomination Agreement from Annex A and all references to such Director Nomination Agreement or the provisions thereof as are set forth herein, which Director Nomination Agreement and such provisions shall thereupon cease to be operative.

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ARTICLE XII

Section 12.1. Derivative Actions.

(A) There is hereby established a committee of the Board designated as the “Litigation Demand Committee,” which shall have, and is hereby vested with, the sole and exclusive power and authority of the Board, to the fullest extent permitted by law, to investigate, review, consider and evaluate, and take and cause to be implemented all actions and make all such decisions and determinations with respect to, any demands to investigate or take any action with respect to any allegation or claim of any breach of fiduciary duty owed by any current or former director, officer, stockholder or other fiduciary of the Corporation or any affiliate thereof, as well as any other allegation or claim that may give rise to a derivative claim that may be brought by or on behalf of the Corporation or any affiliate thereof, including, without limitation, with respect to whether to initiate or decline to initiate any action, suit or proceeding, or to pursue, continue, move to dismiss, settle, compromise, resolve or take other action with respect to, any such demand or threatened or pending derivative action. Without limiting the foregoing power and authority so vested in the Litigation Demand Committee, the Litigation Demand Committee is authorized and empowered to exercise the full power and authority of the Board in connection with the exercise of the foregoing power and authority so vested in the Litigation Demand Committee, including, without limitation, the power and authority to engage such experts, counsel and advisors, including legal counsel and/or other advisors, as the Litigation Demand Committee may determine to be necessary, advisable, appropriate or desirable to assist in the discharge of its authority.

(B) The Litigation Demand Committee shall be composed of the directors in office at any time and from time to time then appointed to the Litigation Demand Committee by the Board; provided, that a director shall only be qualified to serve on the Litigation Demand Committee if, prior to the director’s appointment to the Litigation Demand Committee, the Board has determined that such director satisfies the relevant criteria for determining director independence under any rules promulgated by any national securities exchange on which the Class A Common Stock is listed for trading.

(C) The Litigation Demand Committee may in its discretion (and, solely to the extent the Litigation Demand Committee deems warranted by the facts and circumstances in respect of any demand or threatened or pending derivative action for which a demand has been made to, or that is otherwise before, the Litigation Demand Committee, the Litigation Demand Committee shall) establish a subcommittee of the Litigation Demand Committee, which subcommittee shall have any or all of the powers and authority of the Litigation Demand Committee.

Section 12.2. Forum. Unless the Corporation selects or consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any

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action asserting a claim arising pursuant to any provision of the DGCL or this Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Unless the Corporation selects or consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, including, in each case, the applicable rules and regulations promulgated thereunder. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

*   *   *

This Restated Certificate of Incorporation shall become effective at 9:00 p.m. (Eastern Time) on December 16, 2025.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Alexander M. Liberman, its Chief Legal Officer, this 16th day of December, 2025.

MEDLINE INC.

By:	/s/ Alexander M. Liberman
	Name:	Alexander M. Liberman
	Title:	Chief Legal Officer

ANNEX A

DIRECTOR NOMINATION AGREEMENT

DATED AS OF DECEMBER 16, 2025

AMONG

MEDLINE INC.

AND

THE OTHER PARTIES HERETO

ARTICLE VI. GENERAL PROVISIONS		15

6.1	Termination	15

6.2	Notices	16

6.3	Amendment; Waiver	16

6.4	Further Assurances	17

6.5	Assignment	17

6.6	Third Parties	18

6.7	Governing Law	18

6.8	Jurisdiction; Waiver of Jury Trial	18

6.9	Specific Performance	18

6.10	Entire Agreement	18

6.11	Severability	18

6.12	Table of Contents, Headings and Captions	19

6.13	Grant of Consent	19

6.14	Counterparts	19

6.15	Effectiveness	19

6.16	No Recourse	19

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DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement is entered into as of December 16, 2025 among Medline Inc., a Delaware corporation (the “Company”), and each of the other parties from time to time party hereto.

RECITALS:

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock (as defined below); and

WHEREAS, in connection with the IPO, the Company and the Designating Stockholders (as defined below) wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE XIII

INTRODUCTORY MATTERS

Section 13.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided, however, that notwithstanding the foregoing, an Affiliate shall not include any Portfolio Company of any Person or the Designating Stockholders and neither the Company nor any of its Affiliates shall be deemed an Affiliate of the Designating Stockholder or its Affiliates or Portfolio Companies.

“Agreement” means this Director Nomination Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York, the State of Illinois or the State of California are authorized by law to close.

“Class A Common Stock” means shares of class A common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class B Common Stock” means shares of class B common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Closing Date” means the date of the closing of the IPO.

“Common Stock” means collectively, the shares of Class A Common Stock and Class B Common Stock.

“Common Units” has the meaning set forth in the LP Agreement.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to a Designating Stockholder or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is or has become publicly available other than as a result of a disclosure by a Designating Stockholder or its designated representatives in violation of this Agreement;

(ii) that was already known to a Designating Stockholder or its designated representatives or was in the possession of a Designating Stockholder or its designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii) that is received by a Designating Stockholder or its designated representatives from a source other than the Company or its designated representatives, provided, that the source of such information was not actually known by a Designating Stockholder or designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company; or

(iv) that was independently developed or acquired by a Designating Stockholder or its designated representatives or on its or their behalf without the violation of the terms of this Agreement.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Designating Stockholders” means the entities listed on the signature pages hereto under the heading “Designating Stockholders” and each Person that executes a joinder agreement pursuant to Section 6.5(b) as a Permitted Transferee.

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“Designating Stockholder Representative” means the Designating Stockholder, or any group of Designating Stockholders collectively, then holding of record a majority of Total Outstanding Securities held of record by all Designating Stockholders.

“Designee” has the meaning assigned to such term in Section 2.1(a).

“Director” means any director of the Company from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated on or about the date hereof, by and among the Company, Medline Holdings and the holders of Units party thereto, as the same may be amended from time to time.

“Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Information” has the meaning set forth in Section 3.1 hereof.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“LP Agreement” means the Second Amended and Restated Limited Partnership Agreement of Medline Holdings, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Medline Holdings” means Medline Holdings, LP, a Delaware limited partnership.

“NewCo” has the meaning set forth in Section 4.2 hereof.

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“Non-Recourse Party” has the meaning set forth in Section 6.16 hereof.

“Permitted Transferee” means, generally, with respect to any Designating Stockholder: (i) that is not a natural person, any Affiliate of such Designating Stockholder or any investment fund, vehicle or similar entity of which such Designating Stockholder or an Affiliate, advisor or manager of such Designating Stockholder serves as the general partner, manager or advisor (but excluding any Portfolio Company of the foregoing); or (ii) that is a natural person or a trust for the benefit of one or more natural persons, (x) upon the death of such Designating Stockholder, any other Person to whom such shares of Common Stock of such Designating Stockholder are transferred pursuant to the applicable laws of descent and distribution and (y) such Designating Stockholder’s Family Members and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such natural person and/or such natural person’s Family Members; provided, that no “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, may be a Permitted Transferee; provided, further, such Permitted Transferee agrees to become party to, and be bound to the same extent as its transferor, by the terms of this Agreement.

“Person” means an individual, a partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, bank trust company, land trust, business trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Plan Asset Regulation” has the meaning set forth in Section 3.3(a) hereof.

“Portfolio Company” has the meaning set forth in the LP Agreement.

“Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated on or about the date hereof, as such certificate may be amended and/or restated from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and the other parties thereto, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or

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Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Total Outstanding Securities” means, at any time, the total number of outstanding shares of Class A Common Stock, plus the number of shares of Class A Common Stock that would be outstanding assuming all holders of Common Units other than the Company or any wholly owned subsidiary of the Company had exchanged such Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require. For the avoidance of doubt, it is understood that a Permitted Pledge (as such term is defined in the LP Agreement) shall not be a Transfer and the bank or financial institution in respect of whom the Permitted Pledge is made shall not be treated as a transferee or entitled to any rights under this Agreement as a result of such Permitted Pledge or any foreclosure thereunder.

“VCOC Investor” has the meaning set forth in Section 3.3(a) hereof.

Section 13.2. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

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ARTICLE XIV

CORPORATE GOVERNANCE MATTERS

Section 14.1. Election of Directors.

(A) Following the Closing Date, for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities, the Designating Stockholder Representative shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals (rounded up to the nearest whole number) equal to the product of (i) the Total Number of Directors multiplied by (ii) a fraction, the numerator of which is the number of Total Outstanding Securities collectively Beneficially Owned by the Designating Stockholders and the denominator of which is the total number of Total Outstanding Securities (in each case, each such person a “Designee”). In any event, the Designating Stockholder Representative shall be entitled to nominate at least 1 Designee for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities.

(B) If at any time the Designating Stockholder Representative has designated fewer than the total number of individuals that it is then entitled to designate pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right, at any time and from time to time, to appoint or cause to be appointed to the Board as Designees an additional number of individuals up to the difference between the total number of individuals that the Designating Stockholder Representative is then entitled to designate and the number of individuals theretofore designated by such Designating Stockholder Representative. Upon the election of a Designating Stockholder Representative to appoint or cause the appointment of any individual pursuant to this Section 2.1(b), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. The Company will ensure at all times during the term of this Agreement that its Restated Certificate of Incorporation and bylaws will not contain any limitation on the number of authorized Directors that would prevent it from complying with the foregoing sentence.

(C) Directors are subject to removal or disqualification pursuant to the applicable provisions of the Restated Certificate of Incorporation and applicable law; provided, however, for as long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the removal of any Designee shall require, in addition to any vote of stockholders otherwise required by the Restated Certificate of Incorporation and applicable law, the affirmative vote or consent of the holders of a majority of the shares beneficially owned by the Designating Stockholder entitled to designate or cause the appointment of such Designee.

(D) Notwithstanding anything to the contrary set forth in the Restated Certificate of Incorporation or bylaws, for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, in the event of a vacancy on the Board with respect to any Designee of the Designating Stockholder Representative (whether resulting from the death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise) or in the event of an increase of the Total Number of Directors pursuant to Section 2.1(b) or Section 2.1(f) hereof, the Designating Stockholder Representative shall have the power, at its election, to appoint or cause to be appointed a new Designee to fill such vacancy or the newly created directorship resulting from such increase.

(E) For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting) the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein. Unless the Board in good faith, after consultation with the Company’s outside counsel, determines that it is otherwise required by its fiduciary duties, the Board shall, to the fullest extent permitted by law, recommend such individual’s election and solicit proxies or consents in favor thereof.

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(F) In the event that any Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right to appoint (or cause to be appointed) to the Board such Designee (or a new designee of the Designating Stockholder Representative). Upon the election of a Designating Stockholder Representative to appoint or cause the appointment to the Board of an individual pursuant to this Section 2.1(f), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Designee shall not affect the right of the Designating Stockholder Representative who nominated such Designee to exercise its rights under this Section 2.1, including its right to designate a Designee for election pursuant to Section 2.1(a) hereof in connection with any future election of directors of the Company.

(G) Subject to the Company’s compliance with its obligations under Section 2.1(f), for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designating Stockholders hereby agree to vote, or cause to be voted, in favor of and to consent to, with respect to the shares of Common Stock collectively Beneficially Owned or Controlled By the Designating Stockholders entitled to vote, the slate of nominees recommended by the Board in connection with each vote taken at any annual or special meeting of stockholders or written consent executed in connection with the election of Directors to the Board.

Section 14.2. Compensation. Except to the extent the Designating Stockholder Representative may otherwise notify the Company and for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designees shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided, that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of a Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of a Designee, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing Designee) shall be paid to the Designating Stockholder or an Affiliate thereof specified by the Designee rather than to the Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, no Designee that is an Affiliate, partner, personnel or employee of the Designating Stockholder Representative or its Affiliate shall be subject to such policy unless otherwise determined by the Designating Stockholder Representative in its sole discretion. All Directors and non-voting observers will be entitled to reimbursement for documented, reasonable out of-pocket expenses incurred in attending meetings of the Board (including any committee thereof).

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Section 14.3. Board Committees. For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, to the extent permitted by Law, the Certificate of Incorporation and the rules of any stock exchange on which the Class A Common Stock is listed for trading, and subject to requisite independence or other eligibility requirements applicable to such committee, the Designating Stockholder Representative shall have the right, but not the obligation, to appoint (or cause to be appointed) at least 1 Designee to each committee of the Board, other than the Litigation Demand Committee.

ARTICLE XV

INFORMATION; VCOC

Section 15.1. Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Designating Stockholders and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (b) provide the Designating Stockholders all information of a type, at such times and in such manner as is consistent with the Company’s and its predecessor’s past practice or that is otherwise reasonably requested by such Designating Stockholders from time to time, including but not limited to the information set forth on Schedule A (all such information so furnished pursuant to this Section 3.1, the “Information”). Subject to Section 3.4, any Designating Stockholder (and any party receiving Information from a Designating Stockholder) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, the Company shall not be required to disclose any privileged Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege. The information rights pursuant to this Section 3.1 shall terminate at the time the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities. The Designating Stockholder may elect from time to time by written notice to the Company not to have such information rights for a predetermined period of time (which may be indefinite).

Section 15.2. Certain Reports. Until such time as the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities, the Company shall deliver or cause to be delivered to the Designating Stockholders, at their request:

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(A) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(B) to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Designating Stockholders;

provided, however, that in the cases of clauses (a) and (b), the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege.

Section 15.3. VCOC.

(A) With respect to each Designating Stockholder that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”, and together, the “VCOC Investors”), for so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor:

(1) provide each VCOC Investor or its designated representative with:

a. upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

b. as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

c. as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

d. to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

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e. upon written request by a VCOC Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege; provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 3.3(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

(2) make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each VCOC Investor, upon reasonable notice and at mutually convenient times, for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries; and

(3) provide each VCOC Investor or its designated representative with such other rights of consultation which such VCOC Investor’s counsel may determine in writing to be necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation; provided that the parties agree that any such rights of consultation shall be of a nature consistent with those granted above and nothing in this Agreement shall be deemed to require the Company to grant to a VCOC Investor any additional rights with respect to the governance or management of the Company.

(B) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(C) In the event a VCOC Investor or any of its Affiliates Transfers all or any portion of their investment in the Company to an Affiliated entity that is intended to qualify its investment in the Company as a “venture capital investment” (as defined in the Plan Asset Regulation), such Transferee shall be afforded the same rights with respect to the Company afforded to such VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(D) For so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged) and upon the written request of such VCOC Investor, without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor, furnish and deliver a letter covering the matters set forth in Sections 3.3(a), 3.3(b), and 3.3(c) hereof in a form and substance satisfactory to such VCOC Investor.

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(E) In the event a VCOC Investor is an Affiliate of a Designating Stockholder, as described in Section 3.3(a) above, such affiliated entity shall be afforded the same rights with respect to the Company and afforded to the Designating Stockholder under this Section 3.3 and shall be treated, for such purposes, as a third party beneficiary hereunder.

Section 15.4. Confidentiality. Each Designating Stockholder agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that such Designating Stockholder and its designated representatives may disclose Confidential Information to any other Designating Stockholders (including any Designating Stockholders, Designees, or non-voting observers pursuant to any other Director Nomination Agreements, the parties to Information Rights Agreements or Information and Access Agreements entered into on or about the date hereof by the Company and any other party with similar designation or information rights), to the Designees or non-voting observers and to (a) its Affiliates and its Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Designating Stockholder’s investment in the Company, (b) any Person, including a prospective purchaser of Common Stock or Common Units, as long as such Person has agreed, in writing, to maintain the confidentiality of such Confidential Information, (c) any of such Designating Stockholder’s or its respective Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in the ordinary course of business (the Persons referenced in clauses (a), (b) and (c), a Designating Stockholder’s “designated representatives”), (d) as the Company may otherwise consent in writing, (e) to the extent necessary in connection with the exercise of any remedy hereunder, or (f) to the extent that the Designating Stockholder or its designated representatives is required, in the good faith determination of such Designating Stockholder or designated representative, to disclose by applicable law, regulation or legal process, or upon the request or demand of any regulatory agency or authority having or claiming jurisdiction over such party or any of its properties or assets, provided, that such Designating Stockholder or designated representative takes reasonable steps to minimize the extent of any such required disclosure, provided, further, that no such steps to minimize disclosure shall be required where disclosure is made (i) in response to a request by a regulatory or self-regulatory authority or (ii) in connection with a routine audit or examination by a bank examiner or auditor and such audit or examination does not specifically reference the Company or this Agreement; provided, further, however, that each Designating Stockholder agrees to be responsible for any breaches of this Section 3.4 by such Designating Stockholder’s designated representatives.

Section 15.5. Information Sharing. Each party hereto acknowledges and agrees that Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Designating Stockholder and its designated representatives (subject to such Designating Stockholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.4).

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ARTICLE XVI

ADDITIONAL COVENANTS

Section 16.1. Pledges or Transfers. Subject to any applicable limitations set forth in the LP Agreement and the Registration Rights Agreement, upon the request of any Designating Stockholder that wishes to (x) pledge, hypothecate or grant security interests in any or all of the shares of Common Stock or Common Units held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) Transfer any or all of the shares of Common Stock or Common Units held by it, including to third party investors, the Company agrees to cooperate with such Designating Stockholder in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or Transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to Transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Designating Stockholder in connection with a proposed Transfer.

Section 16.2. Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Designating Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a director nomination agreement with the Designating Stockholders that provides the Designating Stockholders with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 16.3. Expense Reimbursement. The Company shall, and shall cause its respective Subsidiaries to, pay directly or reimburse, or cause to be paid directly or reimbursed, the Designating Stockholders and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred or accrued by or on behalf the Designating Stockholders and their respective Affiliates in connection with the enforcement of rights or taking of actions relating to (i) this Agreement, (ii) the certificate of incorporation and bylaws (or equivalent documentation) of the Company or its Subsidiaries, including the LP Agreement, or (iii) any registration rights agreements, subscription agreements, stockholders or investor rights agreements, voting agreements or other agreements entered into with the Company or any of its Subsidiaries in connection with direct or indirect investments by the Designating Stockholders or their Affiliates in, or financing by any of them of, the Company or any of its Subsidiaries (subject to any applicable limitations on expense reimbursement rights expressly set forth in such agreements). All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by the relevant Designating Stockholder or Affiliate thereof promptly upon or as soon as practicable following request for reimbursement and delivery to the Company of any supporting documentation reasonably requested by the Company.

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ARTICLE XVII

INDEMNIFICATION; LIABILITY INSURANCE

Section 17.1. Indemnification of Designating Stockholders. (a) To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, indemnify and hold each Designating Stockholder, its Affiliates and any of such Designating Stockholder’s or its respective Affiliates’ respective partners, members, stockholders, directors, managers, officers, employees and agents (including any non-voting observer appointed or designated pursuant to this Agreement) of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim by any Person (other than the Company or any of its Subsidiaries) against any Indemnitee (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) (x) any actual or alleged fiduciary or similar duties to the Company, any of its Subsidiaries or their respective current or former stockholders arising from such Designating Stockholder’s, or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries, (y) such Designating Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries or (z) such Designating Stockholder’s or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries; provided that the foregoing indemnification rights in this Section 5.1(a) shall not be available to the extent that (1) any such Indemnified Liabilities are incurred as a result of willful misconduct of such Indemnitee; or (2) such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Subsidiaries to, jointly and severally, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.

To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this Article V, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company or its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the

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terms of this Article V, may, without the consent of such Indemnitee (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that any sums payable in connection with such settlement are paid in full by the Company and/or its Subsidiaries.

Section 17.2. Jointly Indemnifiable Claims. The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the Restated Certificate of Incorporation, (iii) the bylaws, as amended, of the Company, (iv) any director or officer indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Subsidiary of the Company and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Subsidiary of the Company ((i) through (viii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any of its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any of its Subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause its Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any of its Subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any of its Subsidiaries, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.2, entitled to enforce this Section 5.2 as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of its Subsidiaries to perform the terms and obligations of

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this Section 5.2 as though each such Subsidiary was a party to this Agreement. For purposes of this Section 5.2, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Section 17.3. Non-Exclusive Right. The rights of any Indemnitee to indemnification in this Article V will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries

Section 17.4. Directors and Officers Insurance. The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of directors’ and officers’ liability insurance which insurance shall cover each member of the Board.

Section 17.5. Other Rights of Designees. Except as provided in Section 2.2, each Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Designees and, subject to execution of an observer agreement, non-voting observers (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Restated Certificate of Incorporation or bylaws of the Company, applicable law or otherwise.

ARTICLE XVIII

GENERAL PROVISIONS

Section 18.1. Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Designating Stockholders, as provided under Section 6.3, and except for Section 3.1, Section 3.2 and Section 3.3 hereof, which shall terminate as provided in those Sections, (i) the provisions of Article II shall, with respect to the Designating Stockholder, terminate as provided in the applicable Section of Article II and (ii) the rest of this Agreement, excluding Article VI hereof, will terminate upon the delivery of written notice by the Designating Stockholder Representative to the Company requesting that this Agreement terminate. The VCOC Investors shall advise the Company when they collectively first cease to beneficially own any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), whereupon Section 3.3 hereof shall terminate.

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Section 18.2. Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by facsimile (receipt confirmed) and one (1) Business Day after deposit with a reputable overnight courier service.

The Company’s address is:

Medline Inc.

3 Lakes Drive

Northfield, Illinois 60093

Attention:  [contact person]

Email:   [email]

Each Designating Stockholder’s address is:

Blackstone Inc.

[address]

Attention:  [contact person]

Email:   [email]

Section 18.3. Amendment; Waiver.

(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and the Designating Stockholder Representative.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in in the specific instance in which it is given.

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(d) Each Designating Stockholder, in its sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Designating Stockholder shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Designating Stockholder.

(e) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 18.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Designating Stockholder being deprived of the rights contemplated by this Agreement.

Section 18.5. Assignment.

(A) The Company may not assign its rights or obligations under this Agreement without the express prior written consent of the Designating Stockholder Representative, and any attempted assignment, without such consent, will be null and void.

(B) Without the consent of the Company, a Designating Stockholder may assign or transfer, in its sole discretion, its rights under this Agreement, in whole or in part, to any Permitted Transferee of Common Stock and/or Units, whereupon such Permitted Transferee shall become a party to this Agreement so long as such Permitted Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by certain or all, as applicable, of the provisions of this Agreement as a Designating Stockholder hereunder, whereupon such Permitted Transferee shall be deemed a “Designating Stockholder” hereunder.

(C) Without limiting the terms of Section 6.5(b), without the consent of the Company, a Designating Stockholder may assign or transfer its rights under this Agreement, in whole or in part, to any Transferee of Common Stock and/or Units that is not a Permitted Transferee (a “Block Transferee”) so long as the Designating Stockholder has complied with its obligations under Section 2.11(b) of the Registration Rights Agreement and provided each other party to whom it was so required to provide notice the opportunity to participate in such transfer on a Pro Rata Basis (as defined in the Registration Rights Agreement), whether or not all or any of such other parties elect to actually participate in such transfer. Upon request, the Company agrees to enter into an agreement in form and substance consistent with this Agreement with such Block Transferee evidencing the rights that have been assigned or transferred to such Block Transferee pursuant to this Section 6.5(c), provided that execution of such an agreement by the Company shall not be a condition to such transfer.

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Section 18.6. Third Parties. Except as provided for in Article II, Article III and Article IV with respect to any Designating Stockholder, Article V with respect to any Indemnitee or in Section 6.16 with respect to a Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 18.7. Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 18.8. Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 6.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Section 18.9. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

Section 18.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 18.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

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Section 18.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 18.13. Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Designating Stockholder Representative hereunder shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 6.2 hereof by the Designating Stockholder Representative as of the latest date any such notice is so provided to the Company.

Section 18.14. Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts (including counterparts transmitted electronically in portable document format (pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same effect as if the signatures to each counterpart were upon a single instrument, all of which will be an original and together shall constitute a single instrument. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 18.15. Effectiveness. This Agreement shall become effective at the effective time prescribed in the Master Reorganization Agreement, dated on or about the date hereof, among the Company, Medline Holdings and the other parties thereto.

Section 18.16. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no Person who is not a named party to this Agreement, including any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any named party hereto or any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or otherwise based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby and each party hereby waives and releases all such liabilities against any such Non-Party Party. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Each Non-Recourse Party is expressly intended as third-party beneficiaries of this Section 6.16. Notwithstanding the foregoing, nothing in this Section 6.16 shall limit any Person’s liability to the extent such Person has committed fraud.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MEDLINE INC.

By:
Name:	Alexander M. Liberman
Title:	Chief Legal Officer

DESIGNATING STOCKHOLDERS

MOZART AGGREGATOR II LP
By: Blackstone Management Associates VIII L.P.,
its general partner
By: BMA VIII L.L.C., its general partner

By:
Name:	Christopher Striano
Title:	Senior Managing Director and Chief
Operating Officer of Global Finance

BCP MOZART AGGREGATOR L.P.
By: BCP 8 Holdings Mozart Manager L.L.C., its
general partner
By: BMA VIII L.L.C., its managing member

By:
Name:	Christopher Striano
Title:	Senior Managing Director and Chief
Operating Officer of Global Finance

[Signature Page to Medline Inc. Director Nomination Agreement (BX)]

Schedule A

Information provided pursuant to Section 3.1 shall include, but not be limited to:

•	Monthly financial reporting packages and related excel back-up, including:

•	GAAP and management profits and loss information,

•	Breakdown of organic versus actual sales and gross performance by segment, channel and division,

•	Prime Vendor signing breakdown, and

•	Channel growth by new and existing Prime Vendors as compared to lost Prime Vendors;

•	Quarterly excel bridges including variances to outlook and prior periods;

•	Quarterly balance sheet and cash flow details not captured in the Company’s financial statements;

•	Details regarding key performance metrics;

•	Monthly calls with the Chief Financial Officer of Medline Inc.;

•

Any reports or disclosures provided to the holders of senior notes or loans of Medline Borrower, L.P. pursuant to the applicable notes indenture or credit agreement (or to the holders of any indebtedness incurred in respect of any refinancing of such notes or loans pursuant to the definitive documentation for such refinancing).

DIRECTOR NOMINATION AGREEMENT

DATED AS OF DECEMBER 16, 2025

AMONG

MEDLINE INC.

AND

THE OTHER PARTIES HERETO

ARTICLE VI. GENERAL PROVISIONS		15

6.1	Termination	15

6.2	Notices	16

6.3	Amendment; Waiver	16

6.4	Further Assurances	17

6.5	Assignment	17

6.6	Third Parties	18

6.7	Governing Law	18

6.8	Jurisdiction; Waiver of Jury Trial	18

6.9	Specific Performance	18

6.10	Entire Agreement	18

6.11	Severability	18

6.12	Table of Contents, Headings and Captions	19

6.13	Grant of Consent	19

6.14	Counterparts	19

6.15	Effectiveness	19

6.16	No Recourse	19

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DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement is entered into as of December 16, 2025 among Medline Inc., a Delaware corporation (the “Company”), and each of the other parties from time to time party hereto.

RECITALS:

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock (as defined below); and

WHEREAS, in connection with the IPO, the Company and the Designating Stockholders (as defined below) wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE XIX

INTRODUCTORY MATTERS

Section 19.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided, however, that notwithstanding the foregoing, an Affiliate shall not include any Portfolio Company of any Person or the Designating Stockholders and neither the Company nor any of its Affiliates shall be deemed an Affiliate of the Designating Stockholder or its Affiliates or Portfolio Companies.

“Agreement” means this Director Nomination Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York, the State of Illinois or the State of California are authorized by law to close.

“Class A Common Stock” means shares of class A common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class B Common Stock” means shares of class B common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Closing Date” means the date of the closing of the IPO.

“Common Stock” means collectively, the shares of Class A Common Stock and Class B Common Stock.

“Common Units” has the meaning set forth in the LP Agreement.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to a Designating Stockholder or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is or has become publicly available other than as a result of a disclosure by a Designating Stockholder or its designated representatives in violation of this Agreement;

(ii) that was already known to a Designating Stockholder or its designated representatives or was in the possession of a Designating Stockholder or its designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii) that is received by a Designating Stockholder or its designated representatives from a source other than the Company or its designated representatives, provided, that the source of such information was not actually known by a Designating Stockholder or designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company; or

(iv) that was independently developed or acquired by a Designating Stockholder or its designated representatives or on its or their behalf without the violation of the terms of this Agreement.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Designating Stockholders” means the entities listed on the signature pages hereto under the heading “Designating Stockholders” and each Person that executes a joinder agreement pursuant to Section 6.5(b) as a Permitted Transferee.

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“Designating Stockholder Representative” means the Designating Stockholder, or any group of Designating Stockholders collectively, then holding of record a majority of Total Outstanding Securities held of record by all Designating Stockholders.

“Designee” has the meaning assigned to such term in Section 2.1(a).

“Director” means any director of the Company from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated on or about the date hereof, by and among the Company, Medline Holdings and the holders of Units party thereto, as the same may be amended from time to time.

“Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Information” has the meaning set forth in Section 3.1 hereof.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“LP Agreement” means the Second Amended and Restated Limited Partnership Agreement of Medline Holdings, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Medline Holdings” means Medline Holdings, LP, a Delaware limited partnership.

“NewCo” has the meaning set forth in Section 4.2 hereof.

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“Non-Recourse Party” has the meaning set forth in Section 6.16 hereof.

“Permitted Transferee” means, generally, with respect to any Designating Stockholder: (i) that is not a natural person, any Affiliate of such Designating Stockholder or any investment fund, vehicle or similar entity of which such Designating Stockholder or an Affiliate, advisor or manager of such Designating Stockholder serves as the general partner, manager or advisor (but excluding any Portfolio Company of the foregoing); or (ii) that is a natural person or a trust for the benefit of one or more natural persons, (x) upon the death of such Designating Stockholder, any other Person to whom such shares of Common Stock of such Designating Stockholder are transferred pursuant to the applicable laws of descent and distribution and (y) such Designating Stockholder’s Family Members and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such natural person and/or such natural person’s Family Members; provided, that no “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, may be a Permitted Transferee; provided, further, such Permitted Transferee agrees to become party to, and be bound to the same extent as its transferor, by the terms of this Agreement.

“Person” means an individual, a partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, bank trust company, land trust, business trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Plan Asset Regulation” has the meaning set forth in Section 3.3(a) hereof.

“Portfolio Company” has the meaning set forth in the LP Agreement.

“Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated on or about the date hereof, as such certificate may be amended and/or restated from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and the other parties thereto, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or

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Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Total Outstanding Securities” means, at any time, the total number of outstanding shares of Class A Common Stock, plus the number of shares of Class A Common Stock that would be outstanding assuming all holders of Common Units other than the Company or any wholly owned subsidiary of the Company had exchanged such Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require. For the avoidance of doubt, it is understood that a Permitted Pledge (as such term is defined in the LP Agreement) shall not be a Transfer and the bank or financial institution in respect of whom the Permitted Pledge is made shall not be treated as a transferee or entitled to any rights under this Agreement as a result of such Permitted Pledge or any foreclosure thereunder.

“VCOC Investor” has the meaning set forth in Section 3.3(a) hereof.

Section 19.2. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

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ARTICLE XX

CORPORATE GOVERNANCE MATTERS

Section 20.1. Election of Directors.

(A) Following the Closing Date, for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities, the Designating Stockholder Representative shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly- authorized committee thereof shall include, a number of individuals (rounded up to the nearest whole number) equal to the product of (i) the Total Number of Directors multiplied by (ii) a fraction, the numerator of which is the number of Total Outstanding Securities collectively Beneficially Owned by the Designating Stockholders and the denominator of which is the total number of Total Outstanding Securities (in each case, each such person a “Designee”). In any event, the Designating Stockholder Representative shall be entitled to nominate at least 1 Designee for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities.

(B) If at any time the Designating Stockholder Representative has designated fewer than the total number of individuals that it is then entitled to designate pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right, at any time and from time to time, to appoint or cause to be appointed to the Board as Designees an additional number of individuals up to the difference between the total number of individuals that the Designating Stockholder Representative is then entitled to designate and the number of individuals theretofore designated by such Designating Stockholder Representative. Upon the election of a Designating Stockholder Representative to appoint or cause the appointment of any individual pursuant to this Section 2.1(b), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. The Company will ensure at all times during the term of this Agreement that its Restated Certificate of Incorporation and bylaws will not contain any limitation on the number of authorized Directors that would prevent it from complying with the foregoing sentence.

(C) Directors are subject to removal or disqualification pursuant to the applicable provisions of the Restated Certificate of Incorporation and applicable law; provided, however, for as long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the removal of any Designee shall require, in addition to any vote of stockholders otherwise required by the Restated Certificate of Incorporation and applicable law, the affirmative vote or consent of the holders of a majority of the shares beneficially owned by the Designating Stockholder entitled to designate or cause the appointment of such Designee.

(D) Notwithstanding anything to the contrary set forth in the Restated Certificate of Incorporation or bylaws, for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, in the event of a vacancy on the Board with respect to any Designee of the Designating Stockholder Representative (whether resulting from the death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise) or in the event of an increase of the Total Number of Directors pursuant to Section 2.1(b) or Section 2.1(f) hereof, the Designating Stockholder Representative shall have the power, at its election, to appoint or cause to be appointed a new Designee to fill such vacancy or the newly created directorship resulting from such increase.

(E) For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting) the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of

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each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein. Unless the Board in good faith, after consultation with the Company’s outside counsel, determines that it is otherwise required by its fiduciary duties, the Board shall, to the fullest extent permitted by law, recommend such individual’s election and solicit proxies or consents in favor thereof.

(F) In the event that any Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right to appoint (or cause to be appointed) to the Board such Designee (or a new designee of the Designating Stockholder Representative). Upon the election of a Designating Stockholder Representative to appoint or cause the appointment to the Board of an individual pursuant to this Section 2.1(f), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Designee shall not affect the right of the Designating Stockholder Representative who nominated such Designee to exercise its rights under this Section 2.1, including its right to designate a Designee for election pursuant to Section 2.1(a) hereof in connection with any future election of directors of the Company.

(G) Subject to the Company’s compliance with its obligations under Section 2.1(f), for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designating Stockholders hereby agree to vote, or cause to be voted, in favor of and to consent to, with respect to the shares of Common Stock collectively Beneficially Owned or Controlled By the Designating Stockholders entitled to vote, the slate of nominees recommended by the Board in connection with each vote taken at any annual or special meeting of stockholders or written consent executed in connection with the election of Directors to the Board.

Section 20.2. Compensation. Except to the extent the Designating Stockholder Representative may otherwise notify the Company and for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designees shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided, that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of a Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of a Designee, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing Designee) shall be paid to the Designating Stockholder or an Affiliate thereof specified by the Designee rather than to the Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, no Designee that is an Affiliate, partner, personnel or employee of the Designating Stockholder Representative or its Affiliate shall be subject to such policy unless otherwise determined by the Designating Stockholder Representative in its sole discretion. All Directors and non-voting observers will be entitled to reimbursement for documented, reasonable out of-pocket expenses incurred in attending meetings of the Board (including any committee thereof).

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Section 20.3. Board Committees. For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, to the extent permitted by Law, the Certificate of Incorporation and the rules of any stock exchange on which the Class A Common Stock is listed for trading, and subject to requisite independence or other eligibility requirements applicable to such committee, the Designating Stockholder Representative shall have the right, but not the obligation, to appoint (or cause to be appointed) at least 1 Designee to each committee of the Board, other than the Litigation Demand Committee.

ARTICLE XXI

INFORMATION; VCOC

Section 21.1. Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Designating Stockholders and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (b) provide the Designating Stockholders all information of a type, at such times and in such manner as is consistent with the Company’s and its predecessor’s past practice or that is otherwise reasonably requested by such Designating Stockholders from time to time, including but not limited to the information set forth on Schedule A (all such information so furnished pursuant to this Section 3.1, the “Information”). Subject to Section 3.4, any Designating Stockholder (and any party receiving Information from a Designating Stockholder) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, the Company shall not be required to disclose any privileged Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege. The information rights pursuant to this Section 3.1 shall terminate at the time the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities. The Designating Stockholder may elect from time to time by written notice to the Company not to have such information rights for a predetermined period of time (which may be indefinite).

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Section 21.2. Certain Reports. Until such time as the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities, the Company shall deliver or cause to be delivered to the Designating Stockholders, at their request:

(A) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(B) to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Designating Stockholders;

provided, however, that in the cases of clauses (a) and (b), the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege.

Section 21.3. VCOC.

(A) With respect to each Designating Stockholder that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”, and together, the “VCOC Investors”), for so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor:

(1) provide each VCOC Investor or its designated representative with:

a. upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

b. as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

c. as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

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d. to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

e. upon written request by a VCOC Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege; provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 3.3(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S.

Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

(2) make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each VCOC Investor, upon reasonable notice and at mutually convenient times, for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries; and

(3) provide each VCOC Investor or its designated representative with such other rights of consultation which such VCOC Investor’s counsel may determine in writing to be necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation; provided that the parties agree that any such rights of consultation shall be of a nature consistent with those granted above and nothing in this Agreement shall be deemed to require the Company to grant to a VCOC Investor any additional rights with respect to the governance or management of the Company.

(B) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(C) In the event a VCOC Investor or any of its Affiliates Transfers all or any portion of their investment in the Company to an Affiliated entity that is intended to qualify its investment in the Company as a “venture capital investment” (as defined in the Plan Asset Regulation), such Transferee shall be afforded the same rights with respect to the Company afforded to such VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(D) For so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged) and upon the written request of such VCOC Investor, without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor, furnish and deliver a letter covering the matters set forth in Sections 3.3(a), 3.3(b), and 3.3(c) hereof in a form and substance satisfactory to such VCOC Investor.

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(E) In the event a VCOC Investor is an Affiliate of a Designating Stockholder, as described in Section 3.3(a) above, such affiliated entity shall be afforded the same rights with respect to the Company and afforded to the Designating Stockholder under this Section 3.3 and shall be treated, for such purposes, as a third party beneficiary hereunder.

Section 21.4. Confidentiality. Each Designating Stockholder agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that such Designating Stockholder and its designated representatives may disclose Confidential Information to any other Designating Stockholders (including any Designating Stockholders, Designees, or non-voting observers pursuant to any other Director Nomination Agreements, the parties to Information Rights Agreements or Information and Access Agreements entered into on or about the date hereof by the Company and any other party with similar designation or information rights), to the Designees or non-voting observers and to (a) its Affiliates and its Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Designating Stockholder’s investment in the Company, (b) any Person, including a prospective purchaser of Common Stock or Common Units, as long as such Person has agreed, in writing, to maintain the confidentiality of such Confidential Information, (c) any of such Designating Stockholder’s or its respective Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in the ordinary course of business (the Persons referenced in clauses (a), (b) and (c), a Designating Stockholder’s “designated representatives”), (d) as the Company may otherwise consent in writing, (e) to the extent necessary in connection with the exercise of any remedy hereunder, or (f) to the extent that the Designating Stockholder or its designated representatives is required, in the good faith determination of such Designating Stockholder or designated representative, to disclose by applicable law, regulation or legal process, or upon the request or demand of any regulatory agency or authority having or claiming jurisdiction over such party or any of its properties or assets, provided, that such Designating Stockholder or designated representative takes reasonable steps to minimize the extent of any such required disclosure, provided, further, that no such steps to minimize disclosure shall be required where disclosure is made (i) in response to a request by a regulatory or self-regulatory authority or (ii) in connection with a routine audit or examination by a bank examiner or auditor and such audit or examination does not specifically reference the Company or this Agreement; provided, further, however, that each Designating Stockholder agrees to be responsible for any breaches of this Section 3.4 by such Designating Stockholder’s designated representatives.

Section 21.5. Information Sharing. Each party hereto acknowledges and agrees that Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Designating Stockholder and its designated representatives (subject to such Designating Stockholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.4).

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ARTICLE XXII

ADDITIONAL COVENANTS

Section 22.1. Pledges or Transfers. Subject to any applicable limitations set forth in the LP Agreement and the Registration Rights Agreement, upon the request of any Designating Stockholder that wishes to (x) pledge, hypothecate or grant security interests in any or all of the shares of Common Stock or Common Units held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) Transfer any or all of the shares of Common Stock or Common Units held by it, including to third party investors, the Company agrees to cooperate with such Designating Stockholder in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or Transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to Transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Designating Stockholder in connection with a proposed Transfer.

Section 22.2. Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Designating Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a director nomination agreement with the Designating Stockholders that provides the Designating Stockholders with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 22.3. Expense Reimbursement. The Company shall, and shall cause its respective Subsidiaries to, pay directly or reimburse, or cause to be paid directly or reimbursed, the Designating Stockholders and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred or accrued by or on behalf the Designating Stockholders and their respective Affiliates in connection with the enforcement of rights or taking of actions relating to (i) this Agreement, (ii) the certificate of incorporation and bylaws (or equivalent documentation) of the Company or its Subsidiaries, including the LP Agreement, or (iii) any registration rights agreements, subscription agreements, stockholders or investor rights agreements, voting agreements or other agreements entered into with the Company or any of its Subsidiaries in connection with direct or indirect investments by the Designating Stockholders or their Affiliates in, or financing by any of them of, the Company or any of its Subsidiaries (subject to any applicable limitations on expense reimbursement rights expressly set forth in such agreements). All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by the relevant Designating Stockholder or Affiliate thereof promptly upon or as soon as practicable following request for reimbursement and delivery to the Company of any supporting documentation reasonably requested by the Company.

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ARTICLE XXIII

INDEMNIFICATION; LIABILITY INSURANCE

Section 23.1. Indemnification of Designating Stockholders. (a) To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, indemnify and hold each Designating Stockholder, its Affiliates and any of such Designating Stockholder’s or its respective Affiliates’ respective partners, members, stockholders, directors, managers, officers, employees and agents (including any non-voting observer appointed or designated pursuant to this Agreement) of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim by any Person (other than the Company or any of its Subsidiaries) against any Indemnitee (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) (x) any actual or alleged fiduciary or similar duties to the Company, any of its Subsidiaries or their respective current or former stockholders arising from such Designating Stockholder’s, or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries, (y) such Designating Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries or (z) such Designating Stockholder’s or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries; provided that the foregoing indemnification rights in this Section 5.1(a) shall not be available to the extent that (1) any such Indemnified Liabilities are incurred as a result of willful misconduct of such Indemnitee; or (2) such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Subsidiaries to, jointly and severally, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.

To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this Article V, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company or its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the

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terms of this Article V, may, without the consent of such Indemnitee (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that any sums payable in connection with such settlement are paid in full by the Company and/or its Subsidiaries.

Section 23.2. Jointly Indemnifiable Claims. The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the Restated Certificate of Incorporation, (iii) the bylaws, as amended, of the Company, (iv) any director or officer indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Subsidiary of the Company and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Subsidiary of the Company ((i) through (viii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any of its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any of its Subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause its Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any of its Subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any of its Subsidiaries, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.2, entitled to enforce this Section 5.2 as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of its Subsidiaries to perform the terms and obligations of

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this Section 5.2 as though each such Subsidiary was a party to this Agreement. For purposes of this Section 5.2, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Section 23.3. Non-Exclusive Right. The rights of any Indemnitee to indemnification in this Article V will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries

Section 23.4. Directors and Officers Insurance. The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of directors’ and officers’ liability insurance which insurance shall cover each member of the Board.

Section 23.5. Other Rights of Designees. Except as provided in Section 2.2, each Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Designees and, subject to execution of an observer agreement, non-voting observers (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Restated Certificate of Incorporation or bylaws of the Company, applicable law or otherwise.

ARTICLE XXIV

GENERAL PROVISIONS

Section 24.1. Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Designating Stockholders, as provided under Section 6.3, and except for Section 3.1, Section 3.2 and Section 3.3 hereof, which shall terminate as provided in those Sections, (i) the provisions of Article II shall, with respect to the Designating Stockholder, terminate as provided in the applicable Section of Article II and (ii) the rest of this Agreement, excluding Article VI hereof, will terminate upon the delivery of written notice by the Designating Stockholder Representative to the Company requesting that this Agreement terminate. The VCOC Investors shall advise the Company when they collectively first cease to beneficially own any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), whereupon Section 3.3 hereof shall terminate.

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Section 24.2. Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by facsimile (receipt confirmed) and one (1) Business Day after deposit with a reputable overnight courier service.

The Company’s address is:

Medline Inc.

3 Lakes Drive

Northfield, Illinois 60093

Attention:  [contact person]

Email:    [email]

Each Designating Stockholder’s address is:

The Carlyle Group Inc.

[address]

Attention:  [contact person]

Email:    [email]

Section 24.3. Amendment; Waiver.

(f) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and the Designating Stockholder Representative.

(g) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(h) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in in the specific instance in which it is given.

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(i) Each Designating Stockholder, in its sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Designating Stockholder shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Designating Stockholder.

(j) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 24.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Designating Stockholder being deprived of the rights contemplated by this Agreement.

Section 24.5. Assignment.

(A) The Company may not assign its rights or obligations under this Agreement without the express prior written consent of the Designating Stockholder Representative, and any attempted assignment, without such consent, will be null and void.

(B) Without the consent of the Company, a Designating Stockholder may assign or transfer, in its sole discretion, its rights under this Agreement, in whole or in part, to any Permitted Transferee of Common Stock and/or Units, whereupon such Permitted Transferee shall become a party to this Agreement so long as such Permitted Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by certain or all, as applicable, of the provisions of this Agreement as a Designating Stockholder hereunder, whereupon such Permitted Transferee shall be deemed a “Designating Stockholder” hereunder.

(C) Without limiting the terms of Section 6.5(b), without the consent of the Company, a Designating Stockholder may assign or transfer its rights under this Agreement, in whole or in part, to any Transferee of Common Stock and/or Units that is not a Permitted Transferee (a “Block Transferee”) so long as the Designating Stockholder has complied with its obligations under Section 2.11(b) of the Registration Rights Agreement and provided each other party to whom it was so required to provide notice the opportunity to participate in such transfer on a Pro Rata Basis (as defined in the Registration Rights Agreement), whether or not all or any of such other parties elect to actually participate in such transfer. Upon request, the Company agrees to enter into an agreement in form and substance consistent with this Agreement with such Block Transferee evidencing the rights that have been assigned or transferred to such Block Transferee pursuant to this Section 6.5(c), provided that execution of such an agreement by the Company shall not be a condition to such transfer.

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Section 24.6. Third Parties. Except as provided for in Article II, Article III and Article IV with respect to any Designating Stockholder, Article V with respect to any Indemnitee or in Section 6.16 with respect to a Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 24.7. Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 24.8. Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 6.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Section 24.9. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

Section 24.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 24.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

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Section 24.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 24.13. Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Designating Stockholder Representative hereunder shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 6.2 hereof by the Designating Stockholder Representative as of the latest date any such notice is so provided to the Company.

Section 24.14. Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts (including counterparts transmitted electronically in portable document format (pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same effect as if the signatures to each counterpart were upon a single instrument, all of which will be an original and together shall constitute a single instrument. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 24.15. Effectiveness. This Agreement shall become effective at the effective time prescribed in the Master Reorganization Agreement, dated on or about the date hereof, among the Company, Medline Holdings and the other parties thereto.

Section 24.16. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no Person who is not a named party to this Agreement, including any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any named party hereto or any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or otherwise based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby and each party hereby waives and releases all such liabilities against any such Non-Party Party. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Each Non-Recourse Party is expressly intended as third-party beneficiaries of this Section 6.16. Notwithstanding the foregoing, nothing in this Section 6.16 shall limit any Person’s liability to the extent such Person has committed fraud.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MEDLINE INC.

By:
Name:	Alexander M. Liberman
Title:	Chief Legal Officer

DESIGNATING STOCKHOLDERS

CARLYLE MOZART COINVESTMENT
HOLDINGS, L.P.
By: TC Group VII S1, L.P., its general partner
By: TC Group VII S1, L.L.C., its general partner

By:
Name:	Robert Rosen
Title:	Vice President

CP VII CIRCLE AIF HOLDINGS, S.C.SP.
By: TC Group VII LUX GP, S.À.R.L., its
Luxembourg general partner

By:
Name:	Robert Rosen
Title:	Manager

By:
Name:	William Cagney
Title:	Manager

By: TC Group VII S1, L.P., its Delaware general
partner
By: TC Group VII S1, L.L.C., its general partner

By:
Name:	Robert Rosen
Title:	Vice President

[Signature Page to Medline Inc. Director Nomination Agreement (CG)]

CP VII CIRCLE HOLDINGS - A, L.P.
By: TC Group VII S1, L.P., its general partner
By: TC Group VII S1, L.L.C., its general partner

By:
Name:	Robert Rosen
Title:	Vice President

CP VII CIRCLE HOLDINGS, L.P
By: TC Group VII S1, L.P., its general partner
By: TC Group VII S1, L.L.C., its general partner

By:
Name:	Robert Rosen
Title:	Vice President

CP VIII CIRCLE AIF HOLDINGS, S.C.SP.
By: TC Group VIII LUX GP, S.À.R.L., its
Luxembourg general partner

By:
Name:	Robert Rosen
Title:	Manager

By:
Name:	William Cagney
Title:	Manager

By: TC Group VIII, L.P., its Delaware general
partner
By: TC Group VIII, L.L.C., its general partner

By:
Name:	Robert Rosen
Title:	Vice President

[Signature Page to Medline Inc. Director Nomination Agreement (CG)]

CP VIII CIRCLE HOLDINGS, L.P.
By: TC Group VIII, L.P., its general partner
By: TC Group VIII, L.L.C., its general partner

By:
Name:	Robert Rosen
Title:	Vice President

CP CIRCLE HOLDINGS, L.P.
By: TC Group VII S1, L.P., its general partner
By: TC Group VII S1, L.L.C., its general partner

By:
Name:	Robert Rosen
Title:	Vice President

CPEP CIRCLE HOLDINGS L.P.
By: CPEP GP, LLC, its general partner

By:
Name:	Jeremy W. Anderson
Title:	Vice President

[Signature Page to Medline Inc. Director Nomination Agreement (CG)]

Schedule A

Information provided pursuant to Section 3.1 shall include, but not be limited to:

•	Monthly financial reporting packages and related excel back-up, including:

•	GAAP and management profits and loss information,

•	Breakdown of organic versus actual sales and gross performance by segment, channel and division,

•	Prime Vendor signing breakdown, and

•	Channel growth by new and existing Prime Vendors as compared to lost Prime Vendors;

•	Quarterly excel bridges including variances to outlook and prior periods;

•	Quarterly balance sheet and cash flow details not captured in the Company’s financial statements;

•	Details regarding key performance metrics;

•	Monthly calls with the Chief Financial Officer of Medline Inc.;

•

Any reports or disclosures provided to the holders of senior notes or loans of Medline Borrower, L.P. pursuant to the applicable notes indenture or credit agreement (or to the holders of any indebtedness incurred in respect of any refinancing of such notes or loans pursuant to the definitive documentation for such refinancing).

DIRECTOR NOMINATION AGREEMENT

DATED AS OF DECEMBER 16, 2025

AMONG

MEDLINE INC.

AND

THE OTHER PARTIES HERETO

ARTICLE VI. GENERAL PROVISIONS		15

6.1	Termination	15

6.2	Notices	16

6.3	Amendment; Waiver	16

6.4	Further Assurances	17

6.5	Assignment	17

6.6	Third Parties	18

6.7	Governing Law	18

6.8	Jurisdiction; Waiver of Jury Trial	18

6.9	Specific Performance	18

6.10	Entire Agreement	18

6.11	Severability	18

6.12	Table of Contents, Headings and Captions	19

6.13	Grant of Consent	19

6.14	Counterparts	19

6.15	Effectiveness	19

6.16	No Recourse	19

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DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement is entered into as of December 16, 2025 among Medline Inc., a Delaware corporation (the “Company”), and each of the other parties from time to time party hereto.

RECITALS:

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock (as defined below); and

WHEREAS, in connection with the IPO, the Company and the Designating Stockholders (as defined below) wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE XXV

INTRODUCTORY MATTERS

Section 25.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided, however, that notwithstanding the foregoing, an Affiliate shall not include any Portfolio Company of any Person or the Designating Stockholders and neither the Company nor any of its Affiliates shall be deemed an Affiliate of the Designating Stockholder or its Affiliates or Portfolio Companies.

“Agreement” means this Director Nomination Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York, the State of Illinois or the State of California are authorized by law to close.

“Class A Common Stock” means shares of class A common stock, par value

$0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class B Common Stock” means shares of class B common stock, par value

$0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Closing Date” means the date of the closing of the IPO.

“Common Stock” means collectively, the shares of Class A Common Stock and Class B Common Stock.

“Common Units” has the meaning set forth in the LP Agreement.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to a Designating Stockholder or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is or has become publicly available other than as a result of a disclosure by a Designating Stockholder or its designated representatives in violation of this Agreement;

(ii) that was already known to a Designating Stockholder or its designated representatives or was in the possession of a Designating Stockholder or its designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii) that is received by a Designating Stockholder or its designated representatives from a source other than the Company or its designated representatives, provided, that the source of such information was not actually known by a Designating Stockholder or designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company; or

(iv) that was independently developed or acquired by a Designating

Stockholder or its designated representatives or on its or their behalf without the violation of the terms of this Agreement.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Designating Stockholders” means the entities listed on the signature pages hereto under the heading “Designating Stockholders” and each Person that executes a joinder agreement pursuant to Section 6.5(b) as a Permitted Transferee.

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“Designating Stockholder Representative” means the Designating Stockholder, or any group of Designating Stockholders collectively, then holding of record a majority of Total Outstanding Securities held of record by all Designating Stockholders.

“Designee” has the meaning assigned to such term in Section 2.1(a).

“Director” means any director of the Company from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated on or about the date hereof, by and among the Company, Medline Holdings and the holders of Units party thereto, as the same may be amended from time to time.

“Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Information” has the meaning set forth in Section 3.1 hereof.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“LP Agreement” means the Second Amended and Restated Limited Partnership Agreement of Medline Holdings, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Medline Holdings” means Medline Holdings, LP, a Delaware limited partnership.

“NewCo” has the meaning set forth in Section 4.2 hereof.

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“Non-Recourse Party” has the meaning set forth in Section 6.16 hereof.

“Permitted Transferee” means, generally, with respect to any Designating Stockholder: (i) that is not a natural person, any Affiliate of such Designating Stockholder or any investment fund, vehicle or similar entity of which such Designating Stockholder or an Affiliate, advisor or manager of such Designating Stockholder serves as the general partner, manager or advisor (but excluding any Portfolio Company of the foregoing); or (ii) that is a natural person or a trust for the benefit of one or more natural persons, (x) upon the death of such Designating Stockholder, any other Person to whom such shares of Common Stock of such Designating Stockholder are transferred pursuant to the applicable laws of descent and distribution and (y) such Designating Stockholder’s Family Members and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such natural person and/or such natural person’s Family Members; provided, that no “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, may be a Permitted Transferee; provided, further, such Permitted Transferee agrees to become party to, and be bound to the same extent as its transferor, by the terms of this Agreement.

“Person” means an individual, a partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, bank trust company, land trust, business trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Plan Asset Regulation” has the meaning set forth in Section 3.3(a) hereof.

“Portfolio Company” has the meaning set forth in the LP Agreement.

“Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated on or about the date hereof, as such certificate may be amended and/or restated from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and the other parties thereto, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or

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Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Total Outstanding Securities” means, at any time, the total number of outstanding shares of Class A Common Stock, plus the number of shares of Class A Common Stock that would be outstanding assuming all holders of Common Units other than the Company or any wholly owned subsidiary of the Company had exchanged such Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require. For the avoidance of doubt, it is understood that a Permitted Pledge (as such term is defined in the LP Agreement) shall not be a Transfer and the bank or financial institution in respect of whom the Permitted Pledge is made shall not be treated as a transferee or entitled to any rights under this Agreement as a result of such Permitted Pledge or any foreclosure thereunder.

“VCOC Investor” has the meaning set forth in Section 3.3(a) hereof.

Section 25.2. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

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ARTICLE XXVI

CORPORATE GOVERNANCE MATTERS

Section 26.1. Election of Directors.

(A) Following the Closing Date, for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities, the Designating Stockholder Representative shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly- authorized committee thereof shall include, a number of individuals (rounded up to the nearest whole number) equal to the product of (i) the Total Number of Directors multiplied by (ii) a fraction, the numerator of which is the number of Total Outstanding Securities collectively Beneficially Owned by the Designating Stockholders and the denominator of which is the total number of Total Outstanding Securities (in each case, each such person a “Designee”). In any event, the Designating Stockholder Representative shall be entitled to nominate at least 1 Designee for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities.

(B) If at any time the Designating Stockholder Representative has designated fewer than the total number of individuals that it is then entitled to designate pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right, at any time and from time to time, to appoint or cause to be appointed to the Board as Designees an additional number of individuals up to the difference between the total number of individuals that the Designating Stockholder Representative is then entitled to designate and the number of individuals theretofore designated by such Designating Stockholder Representative. Upon the election of a Designating Stockholder Representative to appoint or cause the appointment of any individual pursuant to this Section 2.1(b), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. The Company will ensure at all times during the term of this Agreement that its Restated Certificate of Incorporation and bylaws will not contain any limitation on the number of authorized Directors that would prevent it from complying with the foregoing sentence.

(C) Directors are subject to removal or disqualification pursuant to the applicable provisions of the Restated Certificate of Incorporation and applicable law; provided, however, for as long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the removal of any Designee shall require, in addition to any vote of stockholders otherwise required by the Restated Certificate of Incorporation and applicable law, the affirmative vote or consent of the holders of a majority of the shares beneficially owned by the Designating Stockholder entitled to designate or cause the appointment of such Designee.

(D) Notwithstanding anything to the contrary set forth in the Restated Certificate of Incorporation or bylaws, for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, in the event of a vacancy on the Board with respect to any Designee of the Designating Stockholder Representative (whether resulting from the death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise) or in the event of an increase of the Total Number of Directors pursuant to Section 2.1(b) or Section 2.1(f) hereof, the Designating Stockholder Representative shall have the power, at its election, to appoint or cause to be appointed a new Designee to fill such vacancy or the newly created directorship resulting from such increase.

(E) For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting) the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of

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each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein. Unless the Board in good faith, after consultation with the Company’s outside counsel, determines that it is otherwise required by its fiduciary duties, the Board shall, to the fullest extent permitted by law, recommend such individual’s election and solicit proxies or consents in favor thereof.

(F) In the event that any Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right to appoint (or cause to be appointed) to the Board such Designee (or a new designee of the Designating Stockholder Representative). Upon the election of a Designating Stockholder Representative to appoint or cause the appointment to the Board of an individual pursuant to this Section 2.1(f), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Designee shall not affect the right of the Designating Stockholder Representative who nominated such Designee to exercise its rights under this Section 2.1, including its right to designate a Designee for election pursuant to Section 2.1(a) hereof in connection with any future election of directors of the Company.

(G) Subject to the Company’s compliance with its obligations under Section 2.1(f), for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designating Stockholders hereby agree to vote, or cause to be voted, in favor of and to consent to, with respect to the shares of Common Stock collectively Beneficially Owned or Controlled By the Designating Stockholders entitled to vote, the slate of nominees recommended by the Board in connection with each vote taken at any annual or special meeting of stockholders or written consent executed in connection with the election of Directors to the Board.

Section 26.2. Compensation. Except to the extent the Designating Stockholder Representative may otherwise notify the Company and for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designees shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided, that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of a Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of a Designee, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing Designee) shall be paid to the Designating Stockholder or an Affiliate thereof specified by the Designee rather than to the Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, no Designee that is an Affiliate, partner, personnel or employee of the Designating Stockholder Representative or its Affiliate shall be subject to such policy unless otherwise determined by the Designating Stockholder Representative in its sole discretion. All Directors and non-voting observers will be entitled to reimbursement for documented, reasonable out of-pocket expenses incurred in attending meetings of the Board (including any committee thereof).

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Section 26.3. Board Committees. For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, to the extent permitted by Law, the Certificate of Incorporation and the rules of any stock exchange on which the Class A Common Stock is listed for trading, and subject to requisite independence or other eligibility requirements applicable to such committee, the Designating Stockholder Representative shall have the right, but not the obligation, to appoint (or cause to be appointed) at least 1 Designee to each committee of the Board, other than the Litigation Demand Committee.

ARTICLE XXVII

INFORMATION; VCOC

Section 27.1. Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Designating Stockholders and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (b) provide the Designating Stockholders all information of a type, at such times and in such manner as is consistent with the Company’s and its predecessor’s past practice or that is otherwise reasonably requested by such Designating Stockholders from time to time, including but not limited to the information set forth on Schedule A (all such information so furnished pursuant to this Section 3.1, the “Information”). Subject to Section 3.4, any Designating Stockholder (and any party receiving Information from a Designating Stockholder) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, the Company shall not be required to disclose any privileged Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege. The information rights pursuant to this Section 3.1 shall terminate at the time the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities. The Designating Stockholder may elect from time to time by written notice to the Company not to have such information rights for a predetermined period of time (which may be indefinite).

Section 27.2. Certain Reports. Until such time as the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities, the Company shall deliver or cause to be delivered to the Designating Stockholders, at their request:

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(A) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(B) to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Designating Stockholders;

provided, however, that in the cases of clauses (a) and (b), the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege.

Section 27.3. VCOC.

(A) With respect to each Designating Stockholder that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”, and together, the “VCOC Investors”), for so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor:

(1) provide each VCOC Investor or its designated representative with:

a. upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

b. as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

c. as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

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d. to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

e. upon written request by a VCOC Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege; provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 3.3(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S.

Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

(2) make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each VCOC Investor, upon reasonable notice and at mutually convenient times, for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries; and

(3) provide each VCOC Investor or its designated representative with such other rights of consultation which such VCOC Investor’s counsel may determine in writing to be necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation; provided that the parties agree that any such rights of consultation shall be of a nature consistent with those granted above and nothing in this Agreement shall be deemed to require the Company to grant to a VCOC Investor any additional rights with respect to the governance or management of the Company.

(B) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(C) In the event a VCOC Investor or any of its Affiliates Transfers all or any portion of their investment in the Company to an Affiliated entity that is intended to qualify its investment in the Company as a “venture capital investment” (as defined in the Plan Asset Regulation), such Transferee shall be afforded the same rights with respect to the Company afforded to such VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(D) For so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged) and upon the written request of such VCOC Investor, without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor, furnish and deliver a letter covering the matters set forth in Sections 3.3(a), 3.3(b), and 3.3(c) hereof in a form and substance satisfactory to such VCOC Investor.

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(E) In the event a VCOC Investor is an Affiliate of a Designating Stockholder, as described in Section 3.3(a) above, such affiliated entity shall be afforded the same rights with respect to the Company and afforded to the Designating Stockholder under this Section 3.3 and shall be treated, for such purposes, as a third party beneficiary hereunder.

Section 27.4. Confidentiality. Each Designating Stockholder agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that such Designating Stockholder and its designated representatives may disclose Confidential Information to any other Designating Stockholders (including any Designating Stockholders, Designees, or non-voting observers pursuant to any other Director Nomination Agreements, the parties to Information Rights Agreements or Information and Access Agreements entered into on or about the date hereof by the Company and any other party with similar designation or information rights), to the Designees or non-voting observers and to (a) its Affiliates and its Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Designating Stockholder’s investment in the Company, (b) any Person, including a prospective purchaser of Common Stock or Common Units, as long as such Person has agreed, in writing, to maintain the confidentiality of such Confidential Information, (c) any of such Designating Stockholder’s or its respective Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in the ordinary course of business (the Persons referenced in clauses (a), (b) and (c), a Designating Stockholder’s “designated representatives”), (d) as the Company may otherwise consent in writing, (e) to the extent necessary in connection with the exercise of any remedy hereunder, or (f) to the extent that the Designating Stockholder or its designated representatives is required, in the good faith determination of such Designating Stockholder or designated representative, to disclose by applicable law, regulation or legal process, or upon the request or demand of any regulatory agency or authority having or claiming jurisdiction over such party or any of its properties or assets, provided, that such Designating Stockholder or designated representative takes reasonable steps to minimize the extent of any such required disclosure, provided, further, that no such steps to minimize disclosure shall be required where disclosure is made (i) in response to a request by a regulatory or self-regulatory authority or (ii) in connection with a routine audit or examination by a bank examiner or auditor and such audit or examination does not specifically reference the Company or this Agreement; provided, further, however, that each Designating Stockholder agrees to be responsible for any breaches of this Section 3.4 by such Designating Stockholder’s designated representatives.

Section 27.5. Information Sharing. Each party hereto acknowledges and agrees that Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Designating Stockholder and its designated representatives (subject to such Designating Stockholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.4).

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ARTICLE XXVIII

ADDITIONAL COVENANTS

Section 28.1. Pledges or Transfers. Subject to any applicable limitations set forth in the LP Agreement and the Registration Rights Agreement, upon the request of any Designating Stockholder that wishes to (x) pledge, hypothecate or grant security interests in any or all of the shares of Common Stock or Common Units held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) Transfer any or all of the shares of Common Stock or Common Units held by it, including to third party investors, the Company agrees to cooperate with such Designating Stockholder in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or Transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to Transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Designating Stockholder in connection with a proposed Transfer.

Section 28.2. Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Designating Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a director nomination agreement with the Designating Stockholders that provides the Designating Stockholders with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 28.3. Expense Reimbursement. The Company shall, and shall cause its respective Subsidiaries to, pay directly or reimburse, or cause to be paid directly or reimbursed, the Designating Stockholders and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred or accrued by or on behalf the Designating Stockholders and their respective Affiliates in connection with the enforcement of rights or taking of actions relating to (i) this Agreement, (ii) the certificate of incorporation and bylaws (or equivalent documentation) of the Company or its Subsidiaries, including the LP Agreement, or (iii) any registration rights agreements, subscription agreements, stockholders or investor rights agreements, voting agreements or other agreements entered into with the Company or any of its Subsidiaries in connection with direct or indirect investments by the Designating Stockholders or their Affiliates in, or financing by any of them of, the Company or any of its Subsidiaries (subject to any applicable limitations on expense reimbursement rights expressly set forth in such agreements). All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by the relevant Designating Stockholder or Affiliate thereof promptly upon or as soon as practicable following request for reimbursement and delivery to the Company of any supporting documentation reasonably requested by the Company.

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ARTICLE XXIX

INDEMNIFICATION; LIABILITY INSURANCE

Section 29.1. Indemnification of Designating Stockholders. (a) To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, indemnify and hold each Designating Stockholder, its Affiliates and any of such Designating Stockholder’s or its respective Affiliates’ respective partners, members, stockholders, directors, managers, officers, employees and agents (including any non-voting observer appointed or designated pursuant to this Agreement) of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim by any Person (other than the Company or any of its Subsidiaries) against any Indemnitee (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) (x) any actual or alleged fiduciary or similar duties to the Company, any of its Subsidiaries or their respective current or former stockholders arising from such Designating Stockholder’s, or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries, (y) such Designating Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries or (z) such Designating Stockholder’s or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries; provided that the foregoing indemnification rights in this Section 5.1(a) shall not be available to the extent that (1) any such Indemnified Liabilities are incurred as a result of willful misconduct of such Indemnitee; or (2) such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Subsidiaries to, jointly and severally, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.

To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this Article V, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company or its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the

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terms of this Article V, may, without the consent of such Indemnitee (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that any sums payable in connection with such settlement are paid in full by the Company and/or its Subsidiaries.

Section 29.2. Jointly Indemnifiable Claims. The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the Restated Certificate of Incorporation, (iii) the bylaws, as amended, of the Company, (iv) any director or officer indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Subsidiary of the Company and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Subsidiary of the Company ((i) through (viii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any of its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any of its Subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause its Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any of its Subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any of its Subsidiaries, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.2, entitled to enforce this Section 5.2 as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of its Subsidiaries to perform the terms and obligations of

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this Section 5.2 as though each such Subsidiary was a party to this Agreement. For purposes of this Section 5.2, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Section 29.3. Non-Exclusive Right. The rights of any Indemnitee to indemnification in this Article V will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries

Section 29.4. Directors and Officers Insurance. The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of directors’ and officers’ liability insurance which insurance shall cover each member of the Board.

Section 29.5. Other Rights of Designees. Except as provided in Section 2.2, each Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Designees and, subject to execution of an observer agreement, non-voting observers (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Restated Certificate of Incorporation or bylaws of the Company, applicable law or otherwise.

ARTICLE XXX

GENERAL PROVISIONS

Section 30.1. Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Designating Stockholders, as provided under Section 6.3, and except for Section 3.1, Section 3.2 and Section 3.3 hereof, which shall terminate as provided in those Sections, (i) the provisions of Article II shall, with respect to the Designating Stockholder, terminate as provided in the applicable Section of Article II and (ii) the rest of this Agreement, excluding Article VI hereof, will terminate upon the delivery of written notice by the Designating Stockholder Representative to the Company requesting that this Agreement terminate. The VCOC Investors shall advise the Company when they collectively first cease to beneficially own any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), whereupon Section 3.3 hereof shall terminate.

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Section 30.2. Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by facsimile (receipt confirmed) and one (1) Business Day after deposit with a reputable overnight courier service.

The Company’s address is:

Medline Inc.

3 Lakes Drive

Northfield, Illinois 60093

Attention: [contact person]

Email:  [email]

Each Designating Stockholder’s address is:

Hellman & Friedman

[address]

Attention: [contact person]

Email: [email address]

Section 30.3. Amendment; Waiver.

(k) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and the Designating Stockholder Representative.

(l) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(m) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in in the specific instance in which it is given.

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(n) Each Designating Stockholder, in its sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Designating Stockholder shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Designating Stockholder.

(o) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 30.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Designating Stockholder being deprived of the rights contemplated by this Agreement.

Section 30.5. Assignment.

(A) The Company may not assign its rights or obligations under this Agreement without the express prior written consent of the Designating Stockholder Representative, and any attempted assignment, without such consent, will be null and void.

(B) Without the consent of the Company, a Designating Stockholder may assign or transfer, in its sole discretion, its rights under this Agreement, in whole or in part, to any Permitted Transferee of Common Stock and/or Units, whereupon such Permitted Transferee shall become a party to this Agreement so long as such Permitted Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by certain or all, as applicable, of the provisions of this Agreement as a Designating Stockholder hereunder, whereupon such Permitted Transferee shall be deemed a “Designating Stockholder” hereunder.

(C) Without limiting the terms of Section 6.5(b), without the consent of the Company, a Designating Stockholder may assign or transfer its rights under this Agreement, in whole or in part, to any Transferee of Common Stock and/or Units that is not a Permitted Transferee (a “Block Transferee”) so long as the Designating Stockholder has complied with its obligations under Section 2.11(b) of the Registration Rights Agreement and provided each other party to whom it was so required to provide notice the opportunity to participate in such transfer on a Pro Rata Basis (as defined in the Registration Rights Agreement), whether or not all or any of such other parties elect to actually participate in such transfer. Upon request, the Company agrees to enter into an agreement in form and substance consistent with this Agreement with such Block Transferee evidencing the rights that have been assigned or transferred to such Block Transferee pursuant to this Section 6.5(c), provided that execution of such an agreement by the Company shall not be a condition to such transfer.

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Section 30.6. Third Parties. Except as provided for in Article II, Article III and Article IV with respect to any Designating Stockholder, Article V with respect to any Indemnitee or in Section 6.16 with respect to a Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 30.7. Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 30.8. Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 6.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Section 30.9. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

Section 30.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 30.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

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Section 30.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 30.13. Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Designating Stockholder Representative hereunder shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 6.2 hereof by the Designating Stockholder Representative as of the latest date any such notice is so provided to the Company.

Section 30.14. Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts (including counterparts transmitted electronically in portable document format (pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same effect as if the signatures to each counterpart were upon a single instrument, all of which will be an original and together shall constitute a single instrument. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 30.15. Effectiveness. This Agreement shall become effective at the effective time prescribed in the Master Reorganization Agreement, dated on or about the date hereof, among the Company, Medline Holdings and the other parties thereto.

Section 30.16. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no Person who is not a named party to this Agreement, including any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any named party hereto or any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or otherwise based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby and each party hereby waives and releases all such liabilities against any such Non-Party Party. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Each Non-Recourse Party is expressly intended as third-party beneficiaries of this Section 6.16. Notwithstanding the foregoing, nothing in this Section 6.16 shall limit any Person’s liability to the extent such Person has committed fraud.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MEDLINE INC.

By:
Name:	Alexander M. Liberman
Title:	Chief Legal Officer

DESIGNATING STOCKHOLDERS

HELLMAN & FRIEDMAN CAPITAL
PARTNERS X (PARALLEL), L.P.
By: Hellman & Friedman Investors X, L.P., its
general partner
By: H&F Corporate Investors X, Ltd., its general
partner

By:
Name:	Jacob Best
Title:	Vice President

HFCP X (PARALLEL - A), L.P.
By: Hellman & Friedman Investors X, L.P., its
general partner
By: H&F Corporate Investors X, Ltd., its general
partner

By:
Name:	Jacob Best
Title:	Vice President

MEND PARTNERS II, L.P.
By: Mend Partners GP, LLC, its general partner

By:
Name:	Jacob Best
Title:	Vice President

[Signature Page to Medline Inc. Director Nomination Agreement (H&F)]

MEND INVESTMENT HOLDINGS I, L.P.
By: Mend Investment Holdings GP, LLC, its
general partner

By:
Name:	Jacob Best
Title:	Vice President

[Signature Page to Medline Inc. Director Nomination Agreement (H&F)]

Schedule A

Information provided pursuant to Section 3.1 shall include, but not be limited to:

•	Monthly financial reporting packages and related excel back-up, including:

•	GAAP and management profits and loss information,

•	Breakdown of organic versus actual sales and gross performance by segment, channel and division,

•	Prime Vendor signing breakdown, and

•	Channel growth by new and existing Prime Vendors as compared to lost Prime Vendors;

•	Quarterly excel bridges including variances to outlook and prior periods;

•	Quarterly balance sheet and cash flow details not captured in the Company’s financial statements;

•	Details regarding key performance metrics;

•	Monthly calls with the Chief Financial Officer of Medline Inc.;

•

Any reports or disclosures provided to the holders of senior notes or loans of Medline Borrower, L.P. pursuant to the applicable notes indenture or credit agreement (or to the holders of any indebtedness incurred in respect of any refinancing of such notes or loans pursuant to the definitive documentation for such refinancing).

DIRECTOR NOMINATION AGREEMENT

DATED AS OF DECEMBER 16, 2025 BETWEEN

MEDLINE INC.

AND

MOZART HOLDCO, INC.

5.4	Directors and Officers Insurance	17

5.5	Other Rights of Designees	17

ARTICLE VI. GENERAL PROVISIONS		17

6.1	Termination	17

6.2	Notices	18

6.3	Amendment; Waiver	18

6.4	Further Assurances	19

6.5	Assignment	19

6.6	Third Parties	20

6.7	Governing Law	20

6.8	Jurisdiction; Waiver of Jury Trial	20

6.9	Specific Performance	20

6.10	Entire Agreement	20

6.11	Severability	21

6.12	Table of Contents, Headings and Captions	21

6.13	Grant of Consent	21

6.14	Counterparts	21

6.15	Effectiveness	21

6.16	No Recourse	21

ii

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement is entered into as of December 16, 2025 between Medline Inc., a Delaware corporation (the “Company”), and each of the other parties from time to time party hereto.

RECITALS:

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Class A Common Stock (as defined below); and

WHEREAS, in connection with the IPO, the Company and the Designating Stockholders (as defined below) wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE XXXI

INTRODUCTORY MATTERS

Section 31.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided, however, that notwithstanding the foregoing, an Affiliate shall not include any Portfolio Company of any Person or the Designating Stockholders and neither the Company nor any of its Affiliates shall be deemed an Affiliate of the Designating Stockholder or its Affiliates or Portfolio Companies.

“Agreement” means this Director Nomination Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York, the State of Illinois or the State of California are authorized by law to close.

“Class A Common Stock” means shares of class A common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Class B Common Stock” means shares of class B common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Closing Date” means the date of the closing of the IPO.

“Common Stock” means collectively, the shares of Class A Common Stock and Class B Common Stock.

“Common Units” has the meaning set forth in the LP Agreement.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to a Designating Stockholder or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is or has become publicly available other than as a result of a disclosure by a Designating Stockholder or its designated representatives in violation of this Agreement;

(ii) that was already known to a Designating Stockholder or its designated representatives or was in the possession of a Designating Stockholder or its designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii) that is received by a Designating Stockholder or its designated representatives from a source other than the Company or its designated representatives, provided, that the source of such information was not actually known by a Designating Stockholder or designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company; or

(iv) that was independently developed or acquired by a Designating Stockholder or its designated representatives or on its or their behalf without the violation of the terms of this Agreement.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Designating Stockholders” means the entities listed on the signature pages hereto under the heading “Designating Stockholders” and each Person that executes a joinder agreement pursuant to Section 6.5(b) as a Permitted Transferee.

“Designating Stockholder Representative” means the Designating Stockholder, or any group of Designating Stockholders collectively, then holding of record a majority of Total Outstanding Securities held of record by all Designating Stockholders.

“Designee” has the meaning assigned to such term in Section 2.1(a).

“Director” means any director of the Company from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Agreement” means the Exchange Agreement, dated on or about the date hereof, by and among the Company, Medline Holdings and the holders of Units party thereto, as the same may be amended from time to time.

“Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Information” has the meaning set forth in Section 3.1 hereof.

“IPO” has the meaning set forth in the Recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“LP Agreement” means the Second Amended and Restated Limited Partnership Agreement of Medline Holdings, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Medline Holdings” means Medline Holdings, LP, a Delaware limited partnership.

“NewCo” has the meaning set forth in Section 4.2 hereof.

“Non-Recourse Party” has the meaning set forth in Section 6.16 hereof.

“Permitted Transferee” means, generally, with respect to any Designating Stockholder: (i) that is not a natural person, any Affiliate of such Designating Stockholder or any investment fund, vehicle or similar entity of which such Designating Stockholder or an Affiliate, advisor or manager of such Designating Stockholder serves as the general partner, manager or advisor (but excluding any Portfolio Company of the foregoing); or (ii) that is a natural person or a trust for the benefit of one or more natural persons, (x) upon the death of such Designating Stockholder, any other Person to whom such shares of Common Stock of such Designating Stockholder are transferred pursuant to the applicable laws of descent and distribution and (y) such Designating Stockholder’s Family Members and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such natural person and/or such natural person’s Family Members; or (iii)(x) the members, partners or securityholders of the Designating Stockholder or its Affiliates and (y) the Related Persons of the members, partners or securityholders of the Designating Stockholder; provided, that no “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, may be a Permitted Transferee; provided, further, such Permitted Transferee agrees to become party to, and be bound to the same extent as its transferor, by the terms of this Agreement.

“Person” means an individual, a partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, bank trust company, land trust, business trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Plan Asset Regulation” has the meaning set forth in Section 3.3(a) hereof.

“Portfolio Company” has the meaning set forth in the LP Agreement.

“Related Persons” means, with respect to any natural person or a trust for the benefit of one or more natural persons, (i) such natural person’s immediate family (whether natural or adopted) or any beneficiary of such trust (each, a “Beneficiary”), as applicable, including parents, siblings, spouse and children, and any trust, custodianship, partnership, limited liability company or similar vehicle which primary beneficiary is such natural person or Beneficiary, as applicable, or one or more members of such immediate family and/or such natural person’s or Beneficiary’s, as applicable, lineal descendants and (ii) the legal representative or guardian of such natural person or Beneficiary’s, as applicable, or of any such immediate family member or of such natural person’s or Beneficiary’s, as applicable, or family member’s estate in the event such natural person, Beneficiary or any such immediate family member becomes incapacitated or dies.

“Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated on or about the date hereof, as such certificate may be amended and/or restated from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company and the other parties thereto, dated on or about the date hereof, as such agreement may be amended and/or restated from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Total Outstanding Securities” means, at any time, the total number of outstanding shares of Class A Common Stock, plus the number of shares of Class A Common Stock that would be outstanding assuming all holders of Common Units other than the Company or any wholly owned subsidiary of the Company had exchanged such Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require. For the avoidance of doubt, it is understood that a Permitted Pledge (as such term is defined in the LP Agreement) shall not be a Transfer and the bank or financial institution in respect of whom the Permitted Pledge is made shall not be treated as a transferee or entitled to any rights under this Agreement as a result of such Permitted Pledge or any foreclosure thereunder.

“VCOC Investor” has the meaning set forth in Section 3.3(a) hereof.

Section 31.2. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE XXXII

CORPORATE GOVERNANCE MATTERS

Section 32.1. Election of Directors.

(A) Following the Closing Date, for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities, the Designating Stockholder Representative shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, a number of individuals (rounded up to the nearest whole number) equal to the product of (i) the Total Number of Directors multiplied by (ii) a fraction, the numerator of which is the number of Total Outstanding Securities collectively Beneficially Owned by the Designating Stockholders and the denominator of which is the total number of Total Outstanding Securities (in each case, each such person a “Designee”); provided, however, that if the total number of Designees the Designating Stockholder Representative is entitled to designate pursuant to this Agreement (the “Total Number of Designees”) would result in the Designating Stockholder Representative having a number of Designees on the Board greater than 20% of the Total Number of Directors, then (i) the number of Designees the Designating Stockholder Representative is entitled to designate shall be reduced such that the Designating Stockholder Representative will only have a number of Designees on the Board that is no greater than 20% of the Total Number of Directors (such number of Designees, the “Reduced Number of Designees”), and (ii) the Designating Stockholder Representative shall have the right to designate a number of non-voting observers (the “Non-Voting Designees”) to attend meetings of the Board equal to the remainder of the Total Number of Designees less the Reduced Number of Designees. In any event, the Designating Stockholder Representative shall be entitled to nominate at least 1 Designee for so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities.

(B) For so long as the Designating Stockholders collectively Beneficially Own at least 5% of the Total Outstanding Securities, the Designating Stockholder Representative may, in its sole discretion, elect to designate a number of non-voting observers to attend meetings of the Board that is up to a number equal to the number of Non-Voting Designees the Designating Stockholder Representative is entitled to designate pursuant to Section 2.1(a) hereof. For the avoidance of doubt, any non-voting observer designated by the Designating Stockholder Representatives shall not constitute a Director of the Company. Except to the extent that the Board determines in its reasonable discretion and based on the advice of counsel (which may include in-house counsel) that the receipt of such materials would prevent the Company from asserting attorney-client privilege, in which case, the Board may restrict such non-voting observer’s access from only the portion of the materials or consent discussing such matter, such non-voting observer shall receive at the same time and in the same manner as the Directors copies of all materials (including copies of all resolutions, consents and meeting minutes) given to Directors in connection with any meetings of the Board and if the Board proposes to act by consent in lieu of a meeting, the Company shall provide such non-voting observer at the same time and in the same manner with copies of the form of consent and all materials given to any Director in connection with such action. Notwithstanding the foregoing, the non-voting observer shall have the right to: (A) be notified of (on the same terms as a Director) and the right to be present for all meetings of the Board and each committee thereof; provided that the non-voting observer may be required by the Board to temporarily leave the applicable portion of a meeting of the Board (or applicable committee) if the Board determines in its reasonable discretion after consultation and based on the advice of counsel (which may include in-house counsel) that the presence of the non-voting observer in any applicable portion of such meeting would prevent the Company from asserting attorney-client privilege with respect to such matter under consideration, would violate the terms and conditions of confidentiality agreements with third parties, or applicable law, or if meeting discussion relates to a subject in which the non-voting observer or the Designating Stockholder Representative has an interest, in which case, the Board may restrict such non-voting observer’s presence only from the portion of the Board meeting discussing such matter; and (B) to be provided copies of all written materials provided to the Directors and members of each committee of the Board and any and all resolutions relating to actions taken by the Board (and each committee thereof) by written consent; provided that to the extent the Board determines in its reasonable discretion and based on the advice of counsel (which may include in-house counsel) that receipt of any such written materials or written consent (or portion thereof) relates to a subject in which the non-voting observer or the Designating Stockholder Representative has an interest or would violate the terms and conditions of confidentiality agreements with third parties, or applicable law, in which case, the Board may restrict such non-voting observer’s access from the portion of the written materials or written consent discussing such matter. Notwithstanding the foregoing and anything in this paragraph to the contrary, non-voting observers shall not be permitted to attend any discussions of independent directors held in executive session, unless the then-presiding independent director determines otherwise. In the event that the non-voting observer is excluded from any portion of any meeting of the Board (or any committee thereof) or is precluded from receipt of any materials or written consents of the Board (or any committee thereof) for any reason, the Board shall deliver a written notice of such exclusion or withholding to the Designating Stockholders, which notice shall describe in reasonable detail the basis for such each such exclusion or withholding. Each non-voting observer appointed by the Designating Stockholder Representative shall have the same rights and protections afforded to Directors pursuant to Section 5.5 mutatis mutandis.

(C) If at any time the Designating Stockholder Representative has designated fewer than the total number of individuals that it is then entitled to designate pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right, at any time and from time to time, to appoint or cause to be appointed to the Board as Designees an additional number of individuals up to the difference between the total number of individuals that the Designating Stockholder Representative is then entitled to designate and the number of individuals theretofore designated by such Designating Stockholder Representative. Upon the election of a Designating Stockholder Representative to appoint or cause the appointment of any individual pursuant to this Section 2.1(c), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. The Company will ensure at all times during the term of this Agreement that its Restated Certificate of Incorporation and bylaws will not contain any limitation on the number of authorized Directors that would prevent it from complying with the foregoing sentence.

(D) Directors are subject to removal or disqualification pursuant to the applicable provisions of the Restated Certificate of Incorporation and applicable law; provided, however, for as long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the removal of any Designee shall require, in addition to any vote of stockholders otherwise required by the Restated Certificate of Incorporation and applicable law, the affirmative vote or consent of the holders of a majority of the shares beneficially owned by the Designating Stockholder entitled to designate or cause the appointment of such Designee.

(E) Notwithstanding anything to the contrary set forth in the Restated Certificate of Incorporation or bylaws, for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, in the event of a vacancy on the Board with respect to any Designee of the Designating Stockholder Representative (whether resulting from the death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise) or in the event of an increase of the Total Number of Directors pursuant to Section 2.1(c) or Section 2.1(g) hereof, the Designating Stockholder Representative shall have the power, at its election, to appoint or cause to be appointed a new Designee to fill such vacancy or the newly created directorship resulting from such increase.

(F) For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting) the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein. Unless the Board in good faith, after consultation with the Company’s outside counsel, determines that it is otherwise required by its fiduciary duties, the Board shall, to the fullest extent permitted by law, recommend such individual’s election and solicit proxies or consents in favor thereof.

(G) In the event that any Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designating Stockholder Representative shall have the right to appoint (or cause to be appointed) to the Board such Designee (or a new designee of the Designating Stockholder Representative). Upon the election of a Designating Stockholder Representative to appoint or cause the appointment to the Board of an individual pursuant to this Section 2.1(g), the Total Number of Directors shall be automatically increased to enable the appointment of such individual as a Designee. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Designee shall not affect the right of the Designating Stockholder Representative who nominated such Designee to exercise its rights under this Section 2.1, including its right to designate a Designee for election pursuant to Section 2.1(a) hereof in connection with any future election of directors of the Company.

(H) For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, if the Designating Stockholders elect to vote in respect of, or consent to, the election of directors, the Designating Stockholders hereby agree to vote, or cause to be voted, in favor of and to consent to, with respect to the shares of Common Stock collectively Beneficially Owned or Controlled By the Designating Stockholders entitled to vote, only those Designees that have been designated by the Designating Stockholder Representative and included in the slate of nominees recommended by the Board in connection with each vote taken at any annual or special meeting of stockholders or written consent executed in connection with the election of Directors to the Board. For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereto, the Designating Stockholders agree not to vote in respect of, or consent to, the election of any director nominees other than the Designees that have been designated by the Designating Stockholder Representative.

Section 32.2. Compensation. Except to the extent the Designating Stockholder Representative may otherwise notify the Company and for so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, the Designees shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided, that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of a Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of a Designee, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing Designee) shall be paid to the Designating Stockholder or an Affiliate thereof specified by the Designee rather than to the Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, no Designee that is an Affiliate, partner, personnel or employee of the Designating Stockholder Representative or its Affiliate shall be subject to such policy unless otherwise determined by the Designating Stockholder Representative in its sole discretion. All Directors and non-voting observers will be entitled to reimbursement for documented, reasonable out of-pocket expenses incurred in attending meetings of the Board (including any committee thereof).

Section 32.3. Board Committees. For so long as the Designating Stockholder Representative is entitled to designate a Designee pursuant to Section 2.1(a) hereof, to the extent permitted by Law, the Certificate of Incorporation and the rules of any stock exchange on which the Class A Common Stock is listed for trading, and subject to requisite independence or other eligibility requirements applicable to such committee, the Designating Stockholder Representative shall have the right, but not the obligation, to appoint (or cause to be appointed) at least 1 Designee or 1 non-voting observer in accordance with Section 2.1(b) to each committee of the Board, other than the Litigation Demand Committee.

Section 32.4. Board Size. For so long as the Designating Stockholders collectively Beneficially Own at least 10% of the Total Outstanding Securities, the Designating Stockholder Representative shall have the right to consent to any reduction in the size of the Board below ten (10) directors, it being understood that such consent right shall not in any way impact the ability of a director to resign from the Board at any time. The Company shall provide the Designating Stockholder Representative ninety (90) days advance notice of any proposed reduction or such shorter time as the Company knows thereof.

ARTICLE XXXIII

INFORMATION; VCOC

Section 33.1. Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Designating Stockholders and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (b) provide the Designating Stockholders all information of a type, at such times and in such manner as is consistent with the Company’s and its predecessor’s past practice or that is otherwise reasonably requested by such Designating Stockholders from time to time, including but not limited to the information set forth on Schedule A (all such information so furnished pursuant to this Section 3.1, the “Information”). Subject to Section 3.4, any Designating Stockholder (and any party receiving Information from a Designating Stockholder) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, the Company shall not be required to disclose any privileged Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege. The information rights pursuant to this Section 3.1 shall terminate at the time the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities. The Designating Stockholder may elect from time to time by written notice to the Company not to have such information rights for a predetermined period of time (which may be indefinite).

Section 33.2. Certain Reports. Until such time as the Designating Stockholders collectively Beneficially Own less than 1.0% of the Total Outstanding Securities, the Company shall deliver or cause to be delivered to the Designating Stockholders, at their request:

(A) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(B) to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Designating Stockholders;

provided, however, that in the cases of clauses (a) and (b), the Company shall not be required to disclose any privileged information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Designating Stockholders without the loss of any such privilege.

Section 33.3. VCOC.

(A) With respect to each Designating Stockholder that is intended to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”, and together, the “VCOC Investors”), for so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor:

(1) provide each VCOC Investor or its designated representative with:

a. upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

b. as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

c. as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

d. to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

e. upon written request by a VCOC Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege; provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 3.3(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

(2) make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each VCOC Investor, upon reasonable notice and at mutually convenient times, for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries; and

(3) provide each VCOC Investor or its designated representative with such other rights of consultation which such VCOC Investor’s counsel may determine in writing to be necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulation; provided that the parties agree that any such rights of consultation shall be of a nature consistent with those granted above and nothing in this Agreement shall be deemed to require the Company to grant to a VCOC Investor any additional rights with respect to the governance or management of the Company.

(B) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(C) In the event a VCOC Investor or any of its Affiliates Transfers all or any portion of their investment in the Company to an Affiliated entity that is intended to qualify its investment in the Company as a “venture capital investment” (as defined in the Plan Asset Regulation), such Transferee shall be afforded the same rights with respect to the Company afforded to such VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(D) For so long as a VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged) and upon the written request of such VCOC Investor, without limitation or prejudice of any of the rights provided to the Designating Stockholders hereunder, the Company shall, with respect to each such VCOC Investor, furnish and deliver a letter covering the matters set forth in Sections 3.3(a), 3.3(b), and 3.3(c) hereof in a form and substance satisfactory to such VCOC Investor.

(E) In the event a VCOC Investor is an Affiliate of a Designating Stockholder, as described in Section 3.3(a) above, such affiliated entity shall be afforded the same rights with respect to the Company and afforded to the Designating Stockholder under this Section 3.3 and shall be treated, for such purposes, as a third party beneficiary hereunder.

Section 33.4. Confidentiality. Each Designating Stockholder agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that such Designating Stockholder and its designated representatives may disclose Confidential Information to any other Designating Stockholders (including any Designating Stockholders, Designees, or non-voting observers pursuant to any other Director Nomination Agreements, the parties to Information Rights Agreements or Information and Access Agreements entered into on or about the date hereof by the Company and any other party with similar designation or information rights), to the Designees or non-voting observers and to (a) its Affiliates and its Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Designating Stockholder’s investment in the Company, (b) any Person, including a prospective purchaser of Common Stock or Common Units, as long as such Person has agreed, in writing, to maintain the confidentiality of such Confidential Information, (c) any of such Designating Stockholder’s or its respective Affiliates’ partners, members, stockholders, directors, managers, officers, employees, agents, attorneys, accountants, consultants, insurers, financing sources and other advisors in the ordinary course of business (the Persons referenced in clauses (a), (b) and (c), a Designating Stockholder’s “designated representatives”), (d) as the Company may otherwise consent in writing, (e) to the extent necessary in connection with the exercise of any remedy hereunder, or (f) to the extent that the Designating Stockholder or its designated representatives is required, in the good faith determination of such Designating Stockholder or designated representative, to disclose by applicable law, regulation or legal process, or upon the request or demand of any regulatory agency or authority having or claiming jurisdiction over such party or any of its properties or assets, provided, that such Designating Stockholder or designated representative takes reasonable steps to minimize the extent of any such required disclosure, provided, further, that no such steps to minimize disclosure shall be required where disclosure is made (i) in response to a request by a regulatory or self-regulatory authority or (ii) in connection with a routine audit or examination by a bank examiner or auditor and such audit or examination does not specifically reference the Company or this Agreement; provided, further, however, that each Designating Stockholder agrees to be responsible for any breaches of this Section 3.4 by such Designating Stockholder’s designated representatives.

Section 33.5. Information Sharing. Each party hereto acknowledges and agrees that Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Designating Stockholder and its designated representatives (subject to such Designating Stockholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.4).

ARTICLE XXXIV

ADDITIONAL COVENANTS

Section 34.1. Pledges or Transfers. Subject to any applicable limitations set forth in the LP Agreement and the Registration Rights Agreement, upon the request of any Designating Stockholder that wishes to (x) pledge, hypothecate or grant security interests in any or all of the shares of Common Stock or Common Units held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) Transfer any or all of the shares of Common Stock or Common Units held by it, including to third party investors, the Company agrees to cooperate with such Designating Stockholder in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or Transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to Transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Designating Stockholder in connection with a proposed Transfer.

Section 34.2. Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Designating Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a director nomination agreement with the Designating Stockholders that provides the Designating Stockholders with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 34.3. Expense Reimbursement. The Company shall, and shall cause its respective Subsidiaries to, pay directly or reimburse, or cause to be paid directly or reimbursed, the Designating Stockholders and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred or accrued by or on behalf the Designating Stockholders and their respective Affiliates in connection with the enforcement of rights or taking of actions relating to (i) this Agreement, (ii) the certificate of incorporation and bylaws (or equivalent documentation) of the Company or its Subsidiaries, including the LP Agreement, or (iii) any registration rights agreements, subscription agreements, stockholders or investor rights agreements, voting agreements or other agreements entered into with the Company or any of its Subsidiaries in connection with direct or indirect investments by the Designating Stockholders or their Affiliates in, or financing by any of them of, the Company or any of its Subsidiaries (subject to any applicable limitations on expense reimbursement rights expressly set forth in such agreements). All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by the relevant Designating Stockholder or Affiliate thereof promptly upon or as soon as practicable following request for reimbursement and delivery to the Company of any supporting documentation reasonably requested by the Company.

Section 34.4. Notice of Additional Stock. Mozart HoldCo, Inc. shall promptly notify the Company in the event a Voting Cap Holder acquires (or becomes the owner for U.S. federal income tax purposes of) a share of Class A Common Stock or Class B Common Stock (or an option to acquire a share of Class A Common Stock or Class B Common Stock). Mozart HoldCo, Inc. shall provide the Company with any information reasonably requested by the Company with respect to a Voting Cap Holder, including to determine whether such person or its transferee, assignee or successor is related within the meaning of Section 197(f)(9) of the Code (as defined below) to any person listed in clause (a) of the following sentence. For purposes of this Agreement, “Voting Cap Holder” means (a)(i) Mozart HoldCo, Inc., (ii) AJM 2018 Generations Trust, (iii) Baker Family Endowment Trust, (iv) Barnett Generations Trust, (v) Charles N. Mills Gift Trust, or (vi) Trust K under the WDA 2018 Trust Agreement; (b) any person related within the meaning of Section 197(f)(9) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to any person listed in clause (a); or (c) each transferee, assign or successor of a person listed in clause (a) unless such transferee, assign or successor represents to the Company, in a form reasonably satisfactory to the Company, that such person is not related to any person listed in clause (a) within the meaning of Section 197(f)(9) of the Code.

ARTICLE XXXV

INDEMNIFICATION; LIABILITY INSURANCE

Section 35.1. Indemnification of Designating Stockholders. (a) To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, indemnify and hold each Designating Stockholder, its Affiliates and any of such Designating Stockholder’s or its respective Affiliates’ respective partners, members, stockholders, directors, managers, officers, employees and agents (including any non-voting observer appointed or designated pursuant to this Agreement) of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim by any Person (other than the Company or any of its Subsidiaries) against any Indemnitee (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) (x) any actual or alleged fiduciary or similar duties to the Company, any of its Subsidiaries or their respective current or former stockholders arising from such Designating Stockholder’s, or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries, (y) such Designating Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries or (z) such Designating Stockholder’s or its Affiliates’ ownership of shares of Common Stock or other securities of the Company or any of its Subsidiaries; provided that the foregoing indemnification rights in this Section 5.1(a) shall not be available to the extent that (1) any such Indemnified Liabilities are incurred as a result of willful misconduct of such Indemnitee; or (2) such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Subsidiaries to, jointly and severally, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 5.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.

To the fullest extent permitted by law, the Company will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this Article V, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company or its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the terms of this Article V, may, without the consent of such Indemnitee (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that any sums payable in connection with such settlement are paid in full by the Company and/or its Subsidiaries.

Section 35.2. Jointly Indemnifiable Claims. The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Subsidiaries to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the Restated Certificate of Incorporation, (iii) the bylaws, as amended, of the Company, (iv) any director or officer indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Subsidiary and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Subsidiary of the Company and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Subsidiary of the Company ((i) through (viii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any of its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any of its Subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any of its Subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause its Subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any of its Subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any of its Subsidiaries, as applicable, and (z) the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.2, entitled to enforce this Section 5.2 as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of its Subsidiaries to perform the terms and obligations of this Section 5.2 as though each such Subsidiary was a party to this Agreement. For purposes of this Section 5.2, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any of its Subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

Section 35.3. Non-Exclusive Right. The rights of any Indemnitee to indemnification in this Article V will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries

Section 35.4. Directors and Officers Insurance. The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of directors’ and officers’ liability insurance which insurance shall cover each member of the Board.

Section 35.5. Other Rights of Designees. Except as provided in Section 2.2, each Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Designees and, subject to execution of an observer agreement, non-voting observers (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Restated Certificate of Incorporation or bylaws of the Company, applicable law or otherwise.

ARTICLE XXXVI

GENERAL PROVISIONS

Section 36.1. Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Designating Stockholders, as provided under Section 6.3, and except for Section 3.1, Section 3.2 and Section 3.3 hereof, which shall terminate as provided in those Sections, (i) the provisions of Article II shall, with respect to the Designating Stockholder, terminate as provided in the applicable Section of Article II and (ii) the rest of this Agreement, excluding Article VI hereof, will terminate upon the delivery of written notice by the Designating Stockholder Representative to the Company requesting that this Agreement terminate. The VCOC Investors shall advise the Company when they collectively first cease to beneficially own any Common Stock (or other securities of the Company into which such Common Stock may be converted or for which such Common Stock may be exchanged), whereupon Section 3.3 hereof shall terminate.

Section 36.2. Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by facsimile (receipt confirmed) and one (1) Business Day after deposit with a reputable overnight courier service.

The Company’s address is:

Medline Inc.

3 Lakes Drive

Northfield, Illinois 60093

Attention:  [contact person]

Email:   [email]

Each Designating Stockholder’s address is:

c/o Mozart Holdco, Inc.

[address]

Attention:  [contact person]

Email:   [email]

With a copy to

McDermott Will & Schulte LLP

[address]

Attention:  [contact person]

Email:   [email]

Section 36.3. Amendment; Waiver.

(p) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and the Designating Stockholder Representative.

(q) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(r) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in in the specific instance in which it is given.

(s) Each Designating Stockholder, in its sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Designating Stockholder shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Designating Stockholder.

(t) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 36.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Designating Stockholder being deprived of the rights contemplated by this Agreement.

Section 36.5. Assignment.

(A) The Company may not assign its rights or obligations under this Agreement without the express prior written consent of the Designating Stockholder Representative, and any attempted assignment, without such consent, will be null and void.

(B) Without the consent of the Company, a Designating Stockholder may assign or transfer, in its sole discretion, its rights under this Agreement, in whole or in part, to any Permitted Transferee of Common Stock and/or Units, whereupon such Permitted Transferee shall become a party to this Agreement so long as such Permitted Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by certain or all, as applicable, of the provisions of this Agreement as a Designating Stockholder hereunder, whereupon such Permitted Transferee shall be deemed a “Designating Stockholder” hereunder.

(C) Without limiting the terms of Section 6.5(b), without the consent of the Company, a Designating Stockholder may assign or transfer its rights under this Agreement, in whole or in part, to any Transferee of Common Stock and/or Units that is not a Permitted Transferee (a “Block Transferee”) so long as the Designating Stockholder has complied with its obligations under Section 2.11(b) of the Registration Rights Agreement and provided each other party to whom it was so required to provide notice the opportunity to participate in such transfer on a Pro Rata Basis (as defined in the Registration Rights Agreement), whether or not all or any of such other parties elect to actually participate in such transfer. Upon request, the Company agrees to enter into an agreement in form and substance consistent with this Agreement with such Block Transferee evidencing the rights that have been assigned or transferred to such Block Transferee pursuant to this Section 6.5(c), provided that execution of such an agreement by the Company shall not be a condition to such transfer.

Section 36.6. Third Parties. Except as provided for in Article II, Article III and Article IV with respect to any Designating Stockholder, Article V with respect to any Indemnitee or in Section 6.16 with respect to a Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 36.7. Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 36.8. Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 6.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Section 36.9. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

Section 36.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 36.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 36.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 36.13. Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Designating Stockholder Representative hereunder shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 6.2 hereof by the Designating Stockholder Representative as of the latest date any such notice is so provided to the Company.

Section 36.14. Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts (including counterparts transmitted electronically in portable document format (pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same effect as if the signatures to each counterpart were upon a single instrument, all of which will be an original and together shall constitute a single instrument. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 36.15. Effectiveness. This Agreement shall become effective at the effective time prescribed in the Master Reorganization Agreement, dated on or about the date hereof, among the Company, Medline Holdings and the other parties thereto.

Section 36.16. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no Person who is not a named party to this Agreement, including any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any named party hereto or any past, present or future Affiliate, Portfolio Company, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or otherwise based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby and each party hereby waives and releases all such liabilities against any such Non-Party Party. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Each Non-Recourse Party is expressly intended as third-party beneficiaries of this Section 6.16. Notwithstanding the foregoing, nothing in this Section 6.16 shall limit any Person’s liability to the extent such Person has committed fraud.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MEDLINE INC.

By:
Name:	Alexander M. Liberman
Title:	Chief Legal Officer

DESIGNATING STOCKHOLDER

MOZART HOLDCO, INC.

By:
Name:	James D. Abrams
Title:	Secretary/Treasurer

[Signature Page to Medline Inc. Director Nomination Agreement (Mills Family)]

Schedule A

Information provided pursuant to Section 3.1 shall include, but not be limited to:

•	Monthly financial reporting packages and related excel back-up, including:

•	GAAP and management profits and loss information,

•	Breakdown of organic versus actual sales and gross performance by segment, channel and division,

•	Prime Vendor signing breakdown, and

•	Channel growth by new and existing Prime Vendors as compared to lost Prime Vendors;

•	Quarterly excel bridges including variances to outlook and prior periods;

•	Quarterly balance sheet and cash flow details not captured in the Company’s financial statements;

•	Details regarding key performance metrics;

•	Monthly calls with the Chief Financial Officer of Medline Inc.;

•

Any reports or disclosures provided to the holders of senior notes or loans of Medline Borrower, L.P. pursuant to the applicable notes indenture or credit agreement (or to the holders of any indebtedness incurred in respect of any refinancing of such notes or loans pursuant to the definitive documentation for such refinancing).